Exhibit 10.1

EXECUTION VERSION

THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS, IN EACH CASE, SUBJECT TO THE TERMS HEREOF.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of September 20, 2020, is entered into by and among:

(i) Garrett Motion Inc. (“GMI”), a company incorporated under the Laws of Delaware;

(ii) each of its Affiliates listed on Exhibit B to this Agreement that have executed and delivered counterpart signature pages to this Agreement to counsel to the other Parties (together with GMI, each a “Company Party” and, collectively, the “Company” or “Debtors”); and

(iii) the undersigned Lenders that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties, each on its own behalf and on behalf of each of its Affiliates that holds any Claims against the Company Parties or their Affiliates, including Loan Claims, whether as of the date hereof or from time to time hereafter (collectively, the “Consenting Lenders”).1

The Company, each Consenting Lender, and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof are referred herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Company intends to enter into certain transactions (the “Restructuring Transactions”) in furtherance of a global restructuring of the Company (the “Restructuring”), which includes the acquisition of substantially all of the business of the Company through the acquisition of substantially all of the assets of certain Debtors and of the stock of certain Debtors and other subsidiaries (the “Acquisition”), which, subject to the Milestones (as defined below), is anticipated to be effected through a plan of reorganization (the “Plan”), a solicitation of votes therefor (the “Solicitation”) pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), and the commencement by the Company of voluntary cases (the “Chapter 11 Cases”) under the Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

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For the avoidance of doubt, any Consenting Lender that is a Qualified Marketmaker shall be required to comply with the terms and obligations of this Agreement solely to the extent provided in Section 2 hereof.

WHEREAS, the Restructuring Transactions in connection with the Plan include those transactions described in the Restructuring Term Sheet attached hereto as Exhibit C (the “Restructuring Term Sheet”);

WHEREAS, as of the date hereof, the Consenting Lenders hold, in the aggregate, approximately 61% of the aggregate outstanding principal amount of the Loan Claims;

WHEREAS, the Consenting Lenders and the Company desire to express to each other their mutual support and commitments in respect of the matters discussed in the Restructuring Term Sheet and hereunder;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Certain Definitions.

(a) As used in this Agreement, each capitalized term set forth in Exhibit A shall have the meaning ascribed to it therein.

(b) When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule, respectively, of or attached to this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words using the singular or plural also include the plural or singular, respectively, (b) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (c) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” (d) the word “or” shall not be exclusive and shall be read to mean “and/or” and (e) any reference to dollars or “$” shall be to United States dollars. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

2. Agreements of the Consenting Lender.

(a) Voting; Support. Each Consenting Lender agrees that, during the Support Period, such Consenting Lender shall:

(i) support and take all commercially reasonable actions reasonably requested in writing by the Company to facilitate the financing contemplated by the DIP Credit Agreement (the “DIP Financing”) on the terms and conditions set forth in Annex B to the Restructuring Term Sheet (the “DIP Facility Term Sheet”), including irrevocably consenting to and directing, pursuant to the DIP Order, the Loan Agent to consent to

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(including, in each case, pursuant to an amendment to the Credit Agreement (the “Credit Agreement Amendment”) pursuant to which each Consenting Lender shall irrevocably consent to, and direct the Loan Agent to consent to), (x) the DIP Financing, the priming liens and security interests, use of cash collateral, adequate protection arrangements, intercreditor agreements and the other documents, instruments and arrangements contemplated by the DIP Facility Term Sheet and otherwise acceptable by Requisite Consenting Lenders and (y) direct the Loan Agent to enter into intercreditor agreements, new security documents or amendments to existing documents to give effect to the priming liens and security interests referred to in the foregoing clause (y) and, if necessary, to resign as collateral agent under the Credit Agreement and the other security documents relating thereto in order to permit the Agent (as defined in the DIP Facility Term Sheet) to hold collateral on behalf of the lenders under the DIP Financing and under the Credit Agreement; provided that, notwithstanding anything herein to the contrary, the DIP Documents (including the DIP Credit Agreement and amendments thereto), any agreement documenting the DIP Facility, and the DIP Orders) shall be in form and substance acceptable to the Requisite Consenting Lenders;

(ii) support and take all commercially reasonable actions reasonably requested by the Company to facilitate the consummation of the Acquisition, including consenting to, and directing the Loan Agent to, (A) release and discharge all liens, encumbrances, and interests in Collateral as permitted by the Loan Documents and (B) release and discharge all subsidiary guarantees under the Loan Documents and all guarantees under the Subordinated Bendix Indemnification Guarantee Agreement as permitted by the Loan Documents and the Intercreditor Agreement, in each of cases (A) and (B) concurrent with the consummation of the Acquisition; provided that, notwithstanding anything herein to the contrary, the SAPA, Confirmation Order, and all other documentation with respect to the Acquisition shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders (it being understood that (1) the SAPA and all related documentation dated as of the date hereof and a Confirmation Order that gives effect to the terms of the SAPA and the Restructuring Term Sheet are deemed acceptable to the Requisite Consenting Lenders and (2) any amendments or modifications to the SAPA, Confirmation Order, or any such documentation to effect or implement the Asset Sale Election (as defined in the SAPA) are acceptable to the Requisite Consenting Lenders);

(iii) subject to receipt of a Disclosure Statement and related solicitation materials approved by an order of the Bankruptcy Court (A) timely vote or cause to be voted its Claims (including, without limitation, all claims arising under the Credit Agreement) to accept an Acceptable Plan by delivering its duly executed and completed ballot or ballots, as applicable, accepting such Acceptable Plan on a timely basis, and (B) not change or withdraw such vote (or cause or direct such vote to be changed or withdrawn); provided, however, that such vote may, upon written notice to the Company and the other Parties, be revoked (and, upon such revocation, deemed void ab initio) by any Consenting Lender at any time following the expiration of the Support Period; provided further, that, notwithstanding anything herein to the contrary, the Acceptable Plan, Disclosure Statement, Confirmation Order with respect to such Acceptable Plan, and all other documentation related to the Acceptable Plan shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders;

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(iv) use commercially reasonable efforts to execute and implement the applicable Definitive Documents that are consistent with this Agreement and to which it is required to be a party;

(v) timely vote or cause to be voted its Claims against any plan, plan proposal, restructuring proposal, offer of dissolution, assignment for the benefit of creditors, winding up, liquidation, sale or disposition, reorganization, merger, business combination, joint venture, debt or equity financing or re-financing, recapitalization or other restructuring of the Company (including, for the avoidance of doubt, a transaction premised on an asset sale under section 363 of the Bankruptcy Code) other than an Acceptable Plan (each, an “Alternative Restructuring”);

(vi) not directly or indirectly, through any person or entity (including, without limitation, any administrative agent or collateral agent), seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing or prosecution of any Alternative Restructuring or object to or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the Solicitation, approval of the Disclosure Statement, or the confirmation and consummation of an Acceptable Plan and the consummation of the Restructuring;

(vii) not object to, delay, impede, or take any other action to interfere with the (A) acceptance, implementation, or consummation of the Restructuring; or encourage any person or entity to do any of the foregoing or (B) Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code unless otherwise permitted under the Definitive Documents;

(viii) not file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or an Acceptable Plan;

(ix) agree to provide, and to not opt out of, the releases of the Released Parties consistent with the terms of the Restructuring Term Sheet; provided that the form of such release shall be reasonably acceptable to such Consenting Lender;

(x) use commercially reasonably efforts to give any notice, order, instruction, or direction to the Loan Agent reasonably requested by the Company and necessary to give effect to the Restructuring;

(xi) not exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any Claims, including rights or remedies arising from or asserting or bringing any Claims under or with respect to the Credit Agreement that are inconsistent with this Agreement or the Definitive Documents;

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(xii) comply with, and use commercially reasonable efforts to enforce compliance with, the standstill and other applicable provisions of the Intercreditor Agreement and the Subordinated Bendix Indemnity Agreements;

(xiii) support and take all commercially reasonable actions reasonably requested by the Company to facilitate the Solicitation of an Acceptable Plan, obtain approval of the Disclosure Statement, and obtain confirmation and consummation of the Acceptable Plan and the Restructuring; and

(xiv) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring, negotiate appropriate additional or alternative provisions to address any such impediment.

(b) Transfers. Each Consenting Lender agrees that, during the Support Period, such Consenting Lender shall not sell, transfer, loan, issue, assign or otherwise dispose of (each, a “Transfer”), directly or indirectly, in whole or in part, any of its Claims or any option thereon or any right or interest therein or any other claims against or interests in the Company (including the grant of any proxy or the deposit of any Claims against or interests in the Company into a voting trust or the entry into a voting agreement with respect thereto), unless the transferee thereof either (i) is a Consenting Lender or (ii) prior to such Transfer, agrees in writing for the benefit of the Parties to become a Consenting Lender and to be bound by all of the terms of this Agreement applicable to Consenting Lender (including with respect to any and all claims or interests it already may hold against or in the Company prior to such Transfer) by executing a joinder agreement, a form of which is attached hereto as Exhibit D (a “Joinder Agreement”), and delivering an executed copy thereof within two (2) Business Days of such execution, to (A) Sullivan & Cromwell LLP (“S&C”), as counsel to the Company, and (B) Lender Counsel, in which event (x) the transferee (including the Consenting Lender transferee, if applicable) shall be deemed to be a Consenting Lender hereunder and (y) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such Transferred rights and obligations; provided that a Consenting Lender may Transfer its Claims to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker execute a Joinder Agreement, provided that (I) any subsequent Transfer by such Qualified Marketmaker of the right, title, or interest in such Claims is to a transferee that is or becomes a Consenting Lender at the time of such Transfer and (II) the Qualified Marketmaker complies with Section 2(d) hereof. Notwithstanding anything else herein, to the extent that a Consenting Lender is acting in its capacity as a Qualified Marketmaker, it may Transfer any right, title, or interest in such Claims that the Qualified Marketmaker acquires from a holder of the Claims who is not a Consenting Lender without the requirement that the transferee be or became a Consenting Lender. Nothing herein shall modify, amend, or replace the restrictions and limitations on the Consenting Lenders’ ability to Transfer Claims as provided in the Credit Agreement.

(c) Additional Claims or Interests. To the extent any Consenting Lender (i) acquires additional Claims, (ii) holds or acquires any other claims against the Company entitled to vote on the Acceptable Plan, (iii) holds or acquires any Interests in the Company entitled to vote on the Acceptable Plan or (iv) Transfers any Claims, then, in each case, each such Consenting Lender

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shall promptly (in no event less than three (3) Business Days following such acquisition or transaction) notify S&C and Lender Counsel in writing and each such Consenting Lender agrees with respect to (i) through (iii) above that such additional Claims or other claims or Interests shall be subject to this Agreement, and that, for the duration of the Support Period, it shall vote (or cause to be voted) any such additional Claims or other claims or Interests entitled to vote on the Acceptable Plan in a manner consistent with Section 2(a) hereof (and in the event the Solicitation has already commenced, no later than two (2) Business Days following the acquisition of such Claim, claims or Interests).

(d) Obligations of Qualified Marketmaker. If at the time of a proposed Transfer of Claims to a Qualified Marketmaker, such Claims (i) may be voted on the Acceptable Plan, the proposed transferor Consenting Lender must first vote such Claims in accordance with Section 2(a) or (ii) have not yet been and may not yet be voted on the Acceptable Plan and such Qualified Marketmaker does not Transfer such Claims or Interests to a subsequent transferee prior to the third (3rd) Business Day prior to the expiration of the applicable voting deadline (such date, the “Qualified Marketmaker Joinder Date”), such Qualified Marketmaker shall be required to (and the transfer documentation to the Qualified Marketmaker shall have provided that it shall), on the first (1st) Business Day immediately following the Qualified Marketmaker Joinder Date, become a Consenting Lender with respect to such Claims in accordance with the terms hereof (including the obligation to vote in favor of the Acceptable Plan) and shall vote in favor of the Acceptable Plan in accordance with the terms hereof; provided that, the Qualified Marketmaker shall automatically, and without further notice or action, no longer be a Consenting Lender with respect to such Claims at such time that the transferee of such Claims becomes a Consenting Lender, with respect to such Claims.

(e) Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit, condition or restrict, in any way, any Consenting Lender, in its capacity as a lender under the DIP Credit Agreement, from (i) exercising any rights and remedies under the DIP Credit Agreement (and any related credit documents, including the DIP Orders), (ii) waiving or forbearing with respect to any Default or Event of Default as defined in the DIP Credit Agreement and DIP Orders, (iii) amending, modifying or supplementing the DIP Credit Agreement (or any related credit documents), or (iv) refusing to make additional advances under the DIP Credit Agreement, in each case, in their sole and absolute discretion and in accordance with the terms of the DIP Credit Agreement (or related credit documents and the DIP Orders).

(f) The Company understands that the Consenting Lenders are engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Company acknowledges and agrees that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of the Consenting Lender that principally manage and/or supervise the Consenting Lender’s investment in the Company, and shall not apply to any other trading desk or business group of the Consenting Lender so long as they are not acting at the direction or for the benefit of such Consenting Lender. Further, notwithstanding anything in this Agreement to the contrary, the Parties agree that, in connection with the delivery of signature pages to this Agreement by a Consenting Lender that is a Qualified Marketmaker before the occurrence of conditions giving rise to the Support Effective Date, such Consenting Lender shall be a Consenting Lender hereunder solely with respect to the Loans listed on such signature pages and shall not be required to comply with this Agreement for any other Claims it may hold.

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3. Agreements of the Company.

(a) Covenants. The Company agrees that, during the Support Period, the Company shall:

(i) use commercially reasonable efforts (i) to pursue the Restructuring on the terms and in accordance with the Milestones set forth in this Agreement, including by negotiating the Definitive Documents in good faith, and (ii) cooperate with the Consenting Lenders to obtain necessary Bankruptcy Court approval of the Definitive Documents to consummate the Restructuring;

(ii) not take any action, and not encourage any other person or entity to, take any action, directly or indirectly, that would reasonably be expected to, breach or be inconsistent with this Agreement, or take any other action, directly or indirectly, that would reasonably be expected to interfere with the acceptance or implementation of the Restructuring, this Agreement, the Acquisition (as applicable), or an Acceptable Plan;

(iii) deliver draft copies of all Definitive Documents the Company intends to file with the Bankruptcy Court to Lender Counsel, at least (A) three (3) Business Days prior to the date when the Company intends to file any such document (provided that if delivery of such document at least three (3) Business Days in advance is not reasonably practicable under the circumstances, such document shall be delivered as soon as otherwise practicable prior to filing) and (B) at least one (1) calendar day (or such shorter review period as necessary or appropriate) prior to the date when the Company intends to file any other material pleading with the Bankruptcy Court (but excluding retention applications, fee applications, and any declarations in support thereof or related thereto);

(iv) deliver periodic updates and reports regarding the Company Parties’ financial performance, the sale process, the Chapter 11 Cases, and as reasonably requested by the Consenting Lenders;

(v) use commercially reasonable efforts to seek additional support for the Restructuring from their other material stakeholders to the extent reasonably prudent or requested by the Consenting Lenders;

(vi) negotiate in good faith and use commercially reasonable efforts to execute and deliver any appropriate additional or alternative agreements to address any legal, financial, or structural impediment to the Restructuring that are necessary to effectuate the Restructuring in accordance with the terms hereof;

(vii) to the extent that any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the transactions contemplated in this Agreement or the Acceptable Plan, negotiate in good faith appropriate additional or alternative provisions to address any such impediment, in consultation with the Requisite Consenting Lenders;

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(viii) maintain its good standing under the laws of the state or other jurisdiction in which they are incorporated or organized;

(ix) as soon as reasonably practicable, notify the Consenting Lenders in writing of any governmental or third-party complaints, litigations, investigations, or hearings (or communications indicating that the same may be contemplated or threatened);

(x) if any of the Company Parties know of a material breach by any Company Party or any Consenting Lender of the obligations, representations, warranties, or covenants of the Company Parties or Consenting Lenders (as applicable) set forth in this Agreement, furnish prompt written notice (and in any event within three (3) Business Days of such actual knowledge) to the non-breaching Consenting Lenders and promptly take all reasonable and practicable remedial action necessary to cure such material breach by any such Company Party or Consenting Lender, as applicable;

(xi) provide the Consenting Lenders with a schedule of all the Company’s existing material employee bonus obligations plans, employee retention plans, employee incentive plans, or other similar obligations on the Support Effective Date;

(xii) timely file a formal objection to any motion filed with the Bankruptcy Court by a third-party seeking the entry of an order (A) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing the Chapter 11 Cases, (D) modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable; or (E) challenging the validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any portion of the Loans, or asserting any other cause of action against and/or with respect or relating to such Claims or the prepetition liens securing such Claims; and

(xiii) not seek, solicit, or support any Alternative Restructuring, other than the Restructuring, or cause or allow any of their agents or representatives to solicit any Alternative Restructuring, unless such Alternative Restructuring provides for no less favorable treatment of the Loan Claims than is contemplated by the Restructuring. Prior to the earlier of (A) making a public announcement regarding their intention to accept an Alternative Restructuring or (B) entering into a definitive agreement with respect to an Alternative Restructuring, the Debtors shall have terminated this Agreement pursuant to Section 5(c)(i). The Debtors shall, to the extent practicable and consistent with their fiduciary duties, give Lender Counsel not less than four (4) Business Days’ prior written notice before exercising such termination right in accordance with this Agreement. At all times prior to the earlier of the date on which the Debtors (A) enter into a definitive agreement in respect of such an Alternative Restructuring or (B) make a public announcement regarding their intention to do so, the Debtors shall provide to Lender Counsel a copy of any written offer or proposal (and notice and a description of any oral offer or proposal) for such Alternative Restructuring within five (5) Business Days of the Debtors’ or their advisors’ receipt of such offer or proposal.

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(b) Negative Commitments. During the Support Period, each of the Company Parties shall not directly or indirectly:

(i) object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring;

(ii) take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation, and consummation of the Restructuring described in this Agreement;

(iii) propose or modify a plan of reorganization, in whole or in part, in a manner that is not consistent with this Agreement in all material respects; or

(iv) file any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement.

Notwithstanding the foregoing, any action taken by the Debtors in accordance with the Bidding Procedures (as defined below) as approved by the Bankruptcy Court or any other order of the Bankruptcy Court shall not constitute a breach of this Section 3(b).

(c) Automatic Stay. The Company acknowledges and agrees and shall not dispute that after the commencement of the Chapter 11 Cases, the giving of notice of termination of this Agreement by any Party pursuant to this Agreement shall not be a violation of the automatic stay under section 362 of the Bankruptcy Code (and the Company hereby waives, to the fullest extent permitted by law, the applicability of the automatic stay to the giving of such notice); provided that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of default or termination was not proper under the terms of this Agreement.

4. Priming Consent Fee

Consenting Lenders that have consented to the priming liens and security interests and other transactions contemplated by the DIP Facility Term Sheet and this Agreement (the “Consent Fee Lenders”) by executing and delivering counterpart signature pages of this Agreement and the Credit Agreement Amendment to counsel to the Company as of 12:00 P.M., Eastern Prevailing Time, on September 18, 2020 (the “Consent Fee Deadline”) shall earn the Priming Consent Fee as set forth herein, which shall be paid on the Support Effective Date in the form of cash, provided that the Priming Consent Fee shall only be earned as described herein in the event that the Consent Fee Lenders constitute “Required Lenders” under the Credit Agreement, provided further that the Consent Fee Deadline may be extended by mutual agreement between the Company and the DIP Agent, in which case the Priming Consent Fee shall be paid on such date as determined by the Company and the DIP Agent.

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5. Termination of Agreement.

(a) Termination by Notice. This Agreement shall terminate three (3) Business Days following the delivery of notice, delivered in accordance with Section 22 hereof, from the Requisite Consenting Lenders to the Company at any time after and during the continuance of any Lender Termination Event (defined below). In addition, this Agreement shall terminate three (3) Business Days following the delivery of notice, delivered in accordance with Section 22 hereof, from any Company Party to the Requisite Consenting Lenders at any time after the occurrence and during the continuance of any Company Termination Event (defined below). Notwithstanding the foregoing, no Party may exercise any of its respective termination rights as set forth herein if such Party is in material breach of this Agreement or a breach of this Agreement by such Party has given rise to the events or circumstances permitting termination.

(b) A “Lender Termination Event” shall mean the following:

(i) an Event of Default under the DIP Credit Agreement has occurred and is continuing;

(ii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Acceptable Plan or the Restructuring, and such ruling, judgment or order has not been stayed, reversed or vacated within ten (10) Business Days after such issuance;

(iii) the treatment of the Loans in the Plan is modified in any manner or the SAPA is modified in any manner adverse to the Lenders (it being understood that any amendments or modifications to the SAPA or the Plan to effect or implement the Asset Sale Election are not in any manner adverse to the Lenders);

(iv) the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers or a trustee in the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (C) dismissing any of the Chapter 11 Cases;

(v) the Milestones set forth in Section 8 have not been achieved, extended, or waived by the date identified for completion of such Milestone (as such date may be extended or waived with the written consent of the Requisite Consenting Lenders;

(vi) the Bankruptcy Court enters an order denying confirmation of the Acceptable Plan;

(vii) entry of a DIP Order that is not acceptable to the Requisite Consenting Lenders;

(viii) entry of an order that grants relief terminating, annulling, or materially modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any material asset that, to the extent such relief were granted, would have a material adverse effect on the consummation of the Restructuring;

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(ix) the Company withdraws the Acceptable Plan as filed or files any plan of reorganization or liquidation or disclosure statement that is not an Acceptable Plan;

(x) if the Company files any motion, application, or adversary proceeding challenging the validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any portion of the Consenting Lenders’ Loan Claims;

(xi) the Company files a motion, application, or adversary proceeding (or the Company supports any such motion, application, or adversary proceeding filed or commenced by any third party) (A) challenging the validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any portion of the Loan Claims or asserting any other cause of action against the Consenting Lenders or with respect or relating to such Loan Claim, the Credit Agreement or any Loan Document (as such term is defined in the Credit Agreement) or the prepetition liens securing the Loan Claims or (B) challenging the validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any portion of the Loan Claims or asserting any other cause of action against the Consenting Lenders or with respect or relating to such Loan Claims or the prepetition liens securing the Loan Claims;

(xii) the Company loses the exclusive right to file a plan or plans of reorganization or to solicit acceptances thereof pursuant to section 1121 of the Bankruptcy Code;

(xiii) the commencement of an involuntary case against the Company or the filing of an involuntary petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief in respect of the Company, or their debts, or of a substantial part of their assets, under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect (provided that such involuntary proceeding is not dismissed within a period of thirty (30) days after the filing thereof) or if any court grants the relief sought in such involuntary proceeding;

(xiv) without the prior consent of the Requisite Consenting Lenders, the Company (A) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect except consistent with this Agreement, (B) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (C) files an answer admitting the material allegations of a petition filed against it in any proceeding, (D) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official, trustee or an examiner pursuant to section 1104 of the Bankruptcy Code in any of the Chapter 11 Cases, (E) makes a general assignment or arrangement for the benefit of creditors or (F) takes any corporate action for the purpose of authorizing any of the foregoing; or

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(xv) the Company breaches any of the undertakings, representations, warranties or covenants of the Company set forth herein in any material respect which remains uncured for a period of five (5) Business Days after the receipt of written notice of such breach from Requisite Consenting Lenders.

(c) A “Company Termination Event” shall mean any of the following:

(i) the board of directors, managers, members or partners (or comparable governing body), as applicable, of any Company Party has determined in the exercise of its fiduciary duties and based on advice of counsel to pursue an Alternative Restructuring and the Company and Requisite Consenting Lenders have not agreed to amend this Agreement as appropriate to facilitate the Alternative Restructuring;

(ii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Plan or the Restructuring, and such ruling, judgment or order has not been stayed, reversed or vacated within ten (10) Business Days after such issuance; or

(iii) any Consenting Lender breaches any of the undertakings, representations, warranties or covenants of such Consenting Lender set forth herein in any material respect which remains uncured for a period of five (5) Business Days after the receipt of written notice of such breach from the Company, but only if Consenting Lenders who have not so breached this Agreement hold less than 66 2⁄3% of the aggregate principal amount of Loan Claims.

(d) Mutual Termination. This Agreement may be terminated by mutual agreement of the Company Parties and the Requisite Consenting Lenders upon the receipt of written notice delivered in accordance with Section 22 hereof.

(e) Automatic Termination. This Agreement also shall terminate automatically without any further required action or notice immediately upon the earlier of the following: (i) the Plan Effective Date, (ii) 11:59 P.M. (Eastern Time) March 31, 2021 or (iii) upon the termination of the SAPA in accordance with Article VIII therein, unless, in the case of clause (iii), such termination occurs in connection with the Debtors’ implementation of another Acceptable Plan.

(f) Effect of Termination. Subject to Section 5(a) hereof, upon the termination of this Agreement in accordance with this Section 5, and except as provided in Section 15 hereof, this Agreement shall forthwith become void and of no further force or effect and each Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable

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law; provided, however, that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination. Upon a termination of this Agreement, each Consenting Lender may, upon written notice to the Company and the other Parties, and without further order of the Bankruptcy Court, revoke its vote or any consents given prior to such termination, whereupon any such vote or consent shall be deemed, for all purposes, to be null and void ab initio and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring and this Agreement. If this Agreement has been terminated as to any Consenting Lender in accordance with Section 5 hereof at a time when permission of the Bankruptcy Court shall be required for a change or withdrawal (or cause to change or withdraw) of its vote to accept the Plan, the Company shall not oppose any attempt by such Consenting Lender to change or withdraw (or cause to change or withdraw) such vote at such time.

(g) Individual Termination. Any Consenting Lender may terminate this Agreement as to itself only, upon written notice to the other Parties in accordance with Section 22 hereof, in the event that: (i) such Consenting Lender has transferred all (but not less than all) of its Loan Claims (such termination shall be effective on the date on which such Consenting Lender has effected such transfer and provided the written notice required), or (ii) this Agreement or the Restructuring Term Sheet is amended without its consent in such a way as to alter any of the material terms hereof in a manner that is disproportionately adverse to such Consenting Lender as compared to similarly situated Consenting Lenders by giving ten (10) Business Days’ written notice to the other Parties in accordance with Section 22; provided, that such written notice shall be given by the applicable Consenting Lender within five (5) Business Days of such amendment, filing, or execution.

(h) If an Acceptable Plan is not consummated, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights and the Parties expressly reserve any and all of their respective rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

6. Definitive Documents; Good Faith Cooperation; Further Assurances.

(a) Each Party hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall exercise commercially reasonable efforts with respect to the pursuit, approval, negotiation, execution, delivery, implementation and consummation of an Acceptable Plan and the Restructuring, as well as the negotiation, drafting, execution and delivery of the Definitive Documents. The Company shall ensure that all Definitive Documents are consistent in all material respects with the terms of this Agreement (including the Exhibits and Schedules) and otherwise in form and substance reasonably satisfactory to the Requisite Consenting Lenders.

(b) Subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement.

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(c) The Parties agree, consistent with clause (a) of this Section 6, to negotiate in good faith the Definitive Documents that are subject to negotiation and completion on the Support Effective Date and that, notwithstanding anything herein to the contrary, the Definitive Documents, including any motions or orders related thereto, shall not be inconsistent with this Agreement and otherwise subject to the applicable consent rights of the Parties set forth herein.

7. Representations and Warranties.

(a) Each Party, severally and not jointly, represents and warrants to the other Parties that the following statements are true and correct as of the date hereof (or as of the date a Consenting Lender becomes a party hereto):

(i) such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement, to carry out the transactions contemplated hereby and to perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(ii) the execution, delivery and performance by such Party of this Agreement does not and will not (A) violate any material provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party except, in the case of the Company, for the filing of the Chapter 11 Cases;

(iii) the execution, delivery and performance by such Party of this Agreement does not and will not require any material registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required by the U.S. Securities and Exchange Commission or other securities regulatory authorities under applicable securities laws; and

(iv) this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

(b) Each Consenting Lender severally (and not jointly) represents and warrants to the Company that, as of the date hereof (or as of the date such Consenting Lender becomes a party hereto), such Consenting Lender (i) is the beneficial owner of the principal amount of the Loans set forth on its signature page hereto (or below its name on the signature page of a Joinder Agreement for any Consenting Lender that becomes a party hereto after the date hereof) and does not beneficially own any other indebtedness, and/or (ii) has, with respect to the beneficial owners of such Loans, (A) sole investment or voting discretion with respect thereto, (B) full power and authority to vote on and consent to matters concerning such Loans or to exchange, assign and transfer such Loans and (C) full power and authority to bind or act on the behalf of such beneficial owners.

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(c) Each Consenting Lender severally (and not jointly) makes the representations and warranties set forth in Section 23(b) hereof, in each case, to the other Parties.

8. Milestones.

On and after the Support Effective Date, the Company shall use commercially reasonable efforts to implement the Restructuring in accordance with the following Milestones, as applicable, unless extended or waived in writing (which may be by electronic mail between applicable counsel) by the Company and the Required Consenting Lenders in their sole discretion; provided that, with respect to the Milestones in subsections (c) and (e) herein, such Milestones may be extended by the Company and the Lender Counsel. For the avoidance of doubt, nothing in these Milestones shall prevent the Debtors from exercising their respective fiduciary duties under applicable law, subject to the right of the Consenting Lenders under Section 5(b) hereof:

(a) no later than 11:59 p.m. (prevailing Eastern time) on the date that is two (2) days after the Support Effective Date, the Company Parties shall have commenced the Chapter 11 Cases in the Bankruptcy Court (the “Petition Date”);

(b) no later than five (5) days after the Petition Date, the Bankruptcy Court shall have entered the DIP Order on an interim basis, which DIP Order shall be in the form and substance acceptable to the Requisite Consenting Lenders;

(c) no later than 11:59 p.m. (prevailing Eastern time) on the date that is thirty-five (35) days after the Petition Date, the Bankruptcy Court shall have entered (i) an order approving the bidding procedures with respect to the Acquisition (the “Bidding Procedures”) (which Bidding Procedures shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders) and (ii) the DIP Order on a final basis (which DIP Order shall be in form and substance acceptable to the Requisite Consenting Lenders);

(d) no later than 11:59 p.m. (prevailing Eastern time) the date that is thirty-five (35) days after the Petition Date, the Company Parties shall have filed an Acceptable Plan, Disclosure Statement, and a motion to approve the Disclosure Statement, each of which shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders;

(e) no later than ninety (90) days after the Petition Date, (i) the hearing to approve the Disclosure Statement shall have occurred and (ii) the Bankruptcy Court shall have entered an order approving the Disclosure Statement on a final basis, which shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders;

(f) no later than one hundred fifty (150) days (or such later date as may be required to accommodate the Bankruptcy Court’s schedule) after the Petition Date, a hearing shall have occurred for approval of (x) (i) the Acquisition and (ii) confirmation of the Plan or (y) another Acceptable Plan, and within two (2) Business Days thereafter, the Bankruptcy Court shall have entered the Confirmation Order on a final basis, which shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders; and

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(g) no later than two hundred and ten (210) days after the Petition Date, (i) the Acquisition shall have closed and (ii) the Plan Effective Date shall have occurred.

9. Disclosure; Publicity

Except as required by applicable law or otherwise permitted under the terms of any other agreement between the Company and any Consenting Lender, no Party or its advisors shall disclose to any person (including, for the avoidance of doubt, any other Party), other than advisors to the Company, the principal amount or percentage of any Loans or any other Claims against, or Interests in, the Company held by any Consenting Lender, in each case, without such Consenting Lender’s consent; provided, however, that (i) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Consenting Lender a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the Company), and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Loans held by all the Consenting Lenders. Any public filing of this Agreement, with the Bankruptcy Court or otherwise, and any version of this Agreement shared with the Consenting Lenders generally shall omit the Loans holdings of each individual Consenting Lender as set forth on such Consenting Lender’s signature page hereto or shall include such signature page only in redacted form with respect to the Loans holdings of each Consenting Lender (provided that the Loans holdings on such signature page(s) may be filed under seal in unredacted form with the Bankruptcy Court).

10. Amendments and Waivers.

(a) Other than as set forth in Section 10(b), this Agreement, including any exhibits or schedules hereto, may not be modified, amended or supplemented or the performance of any obligation thereunder waived except with the written consent of the Company and the Requisite Consenting Lenders in their sole discretion; provided that the Company may modify, amend, or supplement the Plan, the Restructuring Term Sheet, or any related Definitive Document, to the extent solely affecting the treatment of the Notes Claims or any class of claims or interests ranking junior to the Loan Claims, without the consent of any Consenting Lender.

(b) Notwithstanding Section 10(a):

(i) any waiver, modification, amendment or supplement to this Section 10 shall require the written consent of all of the Parties;

(ii) any modification, amendment or change to the definition of “Requisite Consenting Lenders,” shall require the written consent of each Consenting Lender;

(iii) any change, modification or amendment to this Agreement (including the Restructuring Term Sheet) or the Acceptable Plan that materially and adversely alters the treatment of Loan Claims under the Plan shall require the consent of each Consenting Lender;

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(iv) any amendment that would have the effect of extending the Support Period beyond March 31, 2021 shall require the consent of each Consenting Lender; and

(v) any change, modification or amendment to this Agreement or the Acceptable Plan that treats or affects any Consenting Lenders in a manner that is materially and adversely disproportionate, on an economic basis, to the manner in which any of the other Consenting Lenders are treated (after taking into account each of the Consenting

Lenders’ respective Claims and Interests and the recoveries contemplated by the Plan (as in effect on the date hereof)) shall require the written consent of such materially adversely and disproportionately affected Consenting Lender.

(c) In the event that a materially adversely and disproportionately affected Consenting Lender (the “Non-Consenting Lender”) does not consent to a waiver, change, modification or amendment to this Agreement requiring the consent of such Non-Consenting Lender, but such waiver, change, modification or amendment receives the consent of the Requisite Consenting Lenders, this Agreement shall be deemed to have been terminated only as to such Non-Consenting Lenders, but this Agreement shall continue in full force and effect in respect to all other Consenting Lenders.

11. Effectiveness.

This Agreement shall become effective and binding upon each Party at 12:00 a.m., prevailing Eastern Time, on the Support Effective Date; which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a) Each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;

(b) Each of the Consenting Lenders shall have executed and delivered counterpart signature pages to this Agreement to counsel to the Company; provided that signature pages executed by Consenting Term Lenders shall be delivered to (x) other Consenting Lenders in a redacted form that removes such Consenting Lenders’ holdings of Loans, and (y) the Company, the advisors to the Company and (solely with respect to members of the Consenting Lenders) Lender Counsel and Lender Financial Advisor in an unredacted form; provided, further, that such recipients shall not disclose the unredacted signature pages and shall keep such unredacted signature pages in strict confidence, except as required by law; provided further, however, that the Company may disclose publicly the aggregate principal amounts of Loans set forth on the signature pages hereto;

(c) The Company shall have paid all reasonable and documented fees and out of pocket expenses and all agreed and unpaid professional retainer amounts of the Lender Counsel and Lender Financial Advisor in accordance with their respective fee letters or engagement letters for which an invoice has been received by the Company on or before the date that is one (1) Business Day prior to the Support Effective Date;

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(d) The SAPA shall have been executed by all parties thereto; and

(e) The Company shall have paid the Priming Consent Fee, as applicable, in cash to the Loan Agent for the benefit of each Consenting Lender.

12. Fees and Expenses. The Company shall pay or reimburse all reasonable and documented fees and expenses of the Lender Counsel and Lender Financial Advisor, including the fees and expenses of Gibson, Dunn & Crutcher LLP, as Lender Counsel and PJT Partners LP as Lender Financial Advisor, within five (5) Business Days of receipt. For the avoidance of doubt, all such fees and expenses incurred and outstanding in connection with the Restructuring shall be paid on the Plan Effective Date. Any documentation shall be redacted to preserve privilege and work product and contain only the names of professionals/para professionals working on the matter, hourly rate and total number of hours worked.

13. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to the conflict of laws principles thereof.

(b) Each of the Parties irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns shall be brought and determined in any federal or state court in the Borough of Manhattan in the City of New York (the “NY Courts”) and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement or the Restructuring Transactions. Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the NY Courts other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any NY Court. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process, and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding arising out of or relating to this Agreement or the Restructuring, (i) any claim that it is not personally subject to the jurisdiction of the NY Courts for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in any such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the proceeding in any such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by any such court. Notwithstanding the foregoing, during the pendency of the Chapter 11 Cases, all proceedings contemplated by this Section 13(b) shall be brought in the Bankruptcy Court. Notwithstanding the foregoing, none of the Consenting Lenders hereby submit to the jurisdiction of the Bankruptcy Court for any other matter or otherwise consent to the entry of any final judgment/order by the Bankruptcy Court.

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(c) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14. Specific Performance/Remedies.

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder. Each Party also agrees that it will not seek, and will waive any requirement for, the securing or posting of a bond in connection with any Party seeking or obtaining such relief.

15. Survival.

Notwithstanding the termination of this Agreement pursuant to Section 5 hereof, the agreements and obligations of the Parties in this Section 15 and Sections 5(f), 9, 12, 13, 14, 17, 18, 19, 20, 21, 22, and 23, hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided, however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

16. Headings.

The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

17. Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, however, that, during the Support Period, nothing contained in this Section 17 shall be deemed to permit Transfers of the Loans or Loan Claims, other than in accordance with the express terms of this Agreement. If any provision of this Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not

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affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

18. Relationship Among Parties.

Notwithstanding anything herein to the contrary, (i) the duties and obligations of the Parties under this Agreement shall be several, not joint and several; (ii) no Party shall have any responsibility by virtue of this Agreement for any trading by any other entity; (iii) no prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement; (iv) the Parties hereto acknowledge that this Agreement does not constitute an agreement, arrangement or understanding with respect to acting together for the purpose of acquiring, holding, voting or disposing of any equity securities of the Company Parties, and the Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended; (v) none of the Consenting Lenders shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, the Company Parties or any of the Company Parties’ other lenders or stakeholders, including as a result of this Agreement or the transactions contemplated herein or in any exhibit hereto; and (vi) no action taken by any Party pursuant to this Agreement shall be deemed to constitute, or to create a presumption by any of the Parties, that the Parties are in any way acting in concert or as a “group.”

19. No Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof.

20. Reservation of Rights.

(a) Except as expressly provided in this Agreement or the Restructuring Term Sheet, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of any Party to protect and preserve its rights, remedies and interests, including, without limitation, its claims against any of the other Parties.

(b) Without limiting clause (a) of this Section 20 in any way, if this Agreement is terminated for any reason, nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights, remedies, claims and defenses, and the Parties expressly reserve any and all of their respective rights, remedies, claims and defenses. This Agreement, the Plan and any related document shall in no event be construed as, or be deemed to be, evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

(c) Except as otherwise set forth in this Agreement, the Plan, and any related document, this Agreement, the Plan, and any related document shall in no event be construed to amend, alter, or waive or override any rights, remedies, obligations, claims or defenses under the Intercreditor Agreement.

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21. Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by electronic mail or otherwise, which shall be deemed to be an original for the purposes of this section 21.

22. Notices.

All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, courier or by registered or certified mail (return receipt requested) to the following addresses:

(1)	If to the Company, to:

Garrett Motion Inc.

47548 Halyard Drive

Plymouth, MI 48170

Attention: Jerome Maironi

                 (jerome.maironi@garrettmotion.com)

With a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Andrew G. Dietderich

                 (dietdericha@sullcrom.com)

                 Evan S. Simpson

                 (simpsone@sullcrom.com)

(2)

If to a Consenting Lender, or a transferee thereof, to the addresses set forth below following the Consenting Lender’s signature (or as directed by any transferee thereof), as the case may be, with copies to:

Gibson Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: Scott J. Greenberg, Esq.

                 (sgreenberg@gibsondunn.com)

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23. No Solicitation; Representation by Counsel; Adequate Information; Miscellaneous.

(a) This Agreement is not and shall not be deemed to be a solicitation for votes in favor of the Plan in the Chapter 11 Cases from the Consenting Lenders. The acceptances of the Consenting Lenders with respect to the Plan will not be solicited until such Consenting Lenders have received the Disclosure Statement, related ballots and solicitation materials.

(b) Each Party acknowledges that it has had an opportunity to receive information from the Company and that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

(c) This Agreement, together with all exhibits hereto, contains the entire agreement and understanding among the Parties concerning the matters set forth herein and supersedes all prior or contemporaneous stipulations, negotiations, representations, understandings, and discussions among the Parties or their respective counsel with respect to the subject matter of this Agreement. No other representations, covenants, undertakings, or other earlier or contemporaneous agreements respecting these matters may be deemed in any way to exist or bind any of the Parties. The Parties acknowledge that they have not executed this Agreement in reliance on any promise, representation, or warranty other than those contained in this Agreement.

(d) This Agreement may not be modified except as mutually agreed to in a writing signed by all the Parties

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

[All signature pages on file with the Debtors.]

(Signature Page to Restructuring Support Agreement)

EXHIBIT A

“Acceptable Plan” means (i) the Plan contemplated herein, (ii) a substantially similar chapter 11 plan acquisition of substantially all of the assets of the Debtors that provides equal or more favorable plan treatment of the Lenders, or (iii) another chapter 11 plan of reorganization that pays the Lenders in cash in full on the plan effective date; provided that no chapter 11 plan shall be an Acceptable Plan unless it is expected to be consummated prior to the Maturity Date (as defined in the DIP Credit Agreement ) and is not in any other manner adverse to Lenders when compared to the Plan contemplated herein.

“Affiliate” means, with respect to any person, any other person which indirectly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any person, (x) the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership, limited liability company or other ownership interests, by contract or otherwise) of such person or (y) solely with respect to Affiliates of Consenting Lenders, the investment or voting discretion or control with respect to discretionary accounts of such person.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Claims” has the meaning set forth in section 101(5) of the Bankruptcy Code.

“Collateral” has the meaning ascribed to such term in the Credit Agreement.

“Confirmation Order” means an order of the Bankruptcy Court, in form and substance reasonably acceptable to the Requisite Consenting Lenders, approving (x) the Plan, including the Acquisition and providing for the payment in full in cash of the Loan Document Obligations (as defined in the Credit Agreement) on the closing of the Acquisition; provided that (1) payment of default interest of an additional 2% under Section 2.13 of the Credit Agreement shall be payable or discharged in accordance with the terms of the Plan and (2) a Confirmation Order that gives effect to the terms of the SAPA and the Restructuring Term Sheet is deemed acceptable to the Requisite Consenting Lenders, or (y) another Acceptable Plan.

“Credit Agreement” means that certain Credit Agreement (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time), dated as of September 27, 2018, by and among, inter alios, by and among GMI, as holdings, Garrett LX I S.à r.l., Garrett LX II S.à r.l., Garrett LX III S.à r.l., Garrett Borrowing LLC and Garrett Motion Sàrl (f/k/a Honeywell Technologies Sàrl), as borrowers, certain of the Company Parties, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time.

“Definitive Documents” means (i) this Agreement (including the Restructuring Term Sheet), (ii) the DIP Documents, (iii) the DIP Orders, (iv) the motion seeking approval of the DIP Orders, (v) an Acceptable Plan (including any ballots, supplements or other material documents directly relating thereto not specified herein), (vi) the Disclosure Statement, (vii) the motion seeking approval by the Bankruptcy Court of the Disclosure Statement and the Solicitation procedures, and the order of the Bankruptcy Court approving the Disclosure Statement and the Confirmation Order, (viii) all first day pleadings or papers, (ix) all second day pleadings or papers, (x) any other material pleadings or papers, (xi) the Credit Agreement Amendment and (xii) the SAPA, in each of cases (v)-(xii) to the extent relating in any way to the DIP Facility or the Loans.

“DIP Agent” means Citibank, N.A., as administrative agent under the DIP Credit Agreement.

“DIP Credit Agreement” means that certain senior secured superpriority debtor-in-possession credit agreement by and among the Company Parties, DIP Agent and lenders party thereto, consistent with the terms and conditions of the DIP Facility Term Sheet, as amended, supplemented, or otherwise modified from time to time but in effect on the closing date of the DIP Facility.

“DIP Documents” means the DIP Credit Agreement and related financing Documents.

“DIP Facility” means the senior secured superpriority debtor-in-possession facility to be provided to the Company in accordance with the terms of the DIP Facility Term Sheet.

“DIP Orders” means the Interim DIP Order and Final DIP Order.

“Disclosure Statement” means the disclosure statement in respect of an Acceptable Plan, including, without limitation, all exhibits and schedules thereto, as supplemented from time to time.

“Final DIP Order” means the final order approving, among other things, the Company’s use of cash collateral and entry into the DIP Facility, to be entered by the Bankruptcy Court.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of September 27, 2018, by and among the Company, certain of the Company Parties, JPMorgan Chase Bank, N.A., as Senior Priority Representative for the Credit Agreement Secured Parties, Deutsche Trustee Company Limited, as Senior Subordinated Notes Representative for the holders of Senior Subordinated Notes and each of the additional Representatives party thereto from time to time, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Company Party, including all shares, common stock, preferred stock or other instrument evidencing any fixed or contingent ownership interest in any Company Party, including any option, warrant or other right, contractual or otherwise, to acquire any such interest in a Company Party, whether or not transferable and whether fully vested or vesting in the future, that existed immediately before the Plan Effective Date.

“Interim DIP Order” means the interim order approving, among other things, the Company’s use of cash collateral and entry into the DIP Facility, to be entered by the Bankruptcy Court.

“Lender” shall have the meaning ascribed to such term in the Credit Agreement.

“Lender Counsel” means (i) Gibson, Dunn & Crutcher LLP, and (ii) applicable local counsel selected by the Consenting Lenders, as necessary and appropriate, as counsel to the Consenting Lenders.

“Lender Financial Advisor” means PJT Partners LP.

“Loan Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Credit Agreement, or its successor in such capacity.

“Loan Claim” means any Claim on account of the Loans, including, without limitation, all interest, fees and expenses related thereto.

“Loan Documents” means the Credit Agreement and all other agreements, documents, and instruments delivered or entered into in connection with Credit Agreement, including any guarantee agreements, pledge and collateral agreements, fee letters, or other security documents.

“Loans” means, collectively, the Revolving Exposure, Tranche A Term Loans and Tranche B

Term Loans.

“Milestones” means the dates set forth in Section 8.

“Notes” means the 5.125% Senior Secured Notes, due 2026, outstanding under that certain Indenture, dated as of September 27, 2018 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and among the Company, as parent, Garrett LX I S.à r.l. and Garrett Borrowing LLC, as issuers, certain of the Company Parties, as guarantors, and Deutsche Trustee Company Limited, as the trustee.

“Notes Claims” means any Claim on account of the Notes, including, without limitation, all interest, fees and expenses related thereto.

“Petition Date” means the date on which the Debtors commence the Chapter 11 Cases.

“Plan Effective Date” means the date upon which all conditions to the effectiveness of an Acceptable Plan have been satisfied or waived in accordance with the terms thereof and the Plan becomes effective.

“Priming Consent Fee” means cash in an amount equal to 0.25% of the outstanding principal amount of the applicable Consenting Lender’s Loans (without duplication of any Loans acquired from any other Consenting Lender following the date such Consenting Lender executed a counterpart to this Agreement) as of the date such Consenting Lender executes a counterpart to this Agreement.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Company (or enter with customers into long and short positions in claims against the Company), in its capacity as a dealer or marketmaker in claims against the Company and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Released Parties” shall have the meaning ascribed to such term in the Plan.

“Requisite Consenting Lenders” means, as of the date of determination, Consenting Lenders holding at least a majority of the aggregate principal amount outstanding of the Loans held by all Consenting Lenders.

“Revolving Exposure” has the meaning ascribed to such term in the Credit Agreement.

“SAPA” means the Stock and Asset Purchase Agreement, dated as of the date hereof, by and among GMI, Garrett Motion Holdings Inc. and Garrett ASASCO Inc., as sellers, and a special purpose entity created by the plan sponsor for such purpose.

“Securities Act” means the Securities Act of 1933, as amended.

“Subordinated Bendix Indemnification and Reimbursement Agreement” means the Indemnification and Reimbursement Agreement, dated September 12, 2018, by and among Honeywell ASASCO Inc., Honeywell ASASCO 2 Inc. and Honeywell International Inc.

“Subordinated Bendix Indemnification Guarantee Agreement” means the Indemnification Guarantee Agreement, dated September 26, 2018, by and between Honeywell ASASCO 2 Inc., ASASCO and the other Guarantors party thereto.

“Subordinated Bendix Indemnity Agreements” means the (a) Subordinated Bendix Indemnification and Reimbursement Agreement and (b) Subordinated Bendix Indemnification Guarantee Agreement.

“Support Effective Date” means the date on which the conditions set forth in Section 11 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

“Support Period” means the period commencing on the Support Effective Date and ending on the earlier of the date on which this Agreement is terminated in accordance with Section 5 hereof.

“Tranche A Term Loan” has the meaning ascribed to such term in the Credit Agreement.

“Tranche B Term Loan” has the meaning ascribed to such term in the Credit Agreement.

EXHIBIT C

RESTRUCTURING TERM SHEET

EXECUTION VERSION

Garrett Motion

Global Restructuring Term Sheet

This term sheet (the “Term Sheet”) 1 sets forth certain material terms of a proposed going concern financial restructuring (the “Restructuring”) of Garrett Motion Inc. (“GMI”) and its subsidiaries (collectively, the “Company”). This Term Sheet summarizes certain key terms of a joint chapter 11 plan of reorganization in the Chapter 11 Cases (as defined below) and will be attached to a Restructuring Support Agreement (the “RSA”) among the Debtors (as defined below), and certain lenders signatory thereto (collectively, the “Consenting Lenders”) that are lenders under that certain Credit Agreement, dated as of September 27, 2018 (the “Credit Agreement”), among certain Debtors (as defined below), JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time.

This Term Sheet is not an offer to buy or sell any security nor a solicitation of acceptances of a chapter 11 plan within the meaning of Section 1125 of the Bankruptcy Code. Any such offer or solicitation will comply with all applicable securities laws and provisions of the Bankruptcy Code.

This Term Sheet is not binding and is subject to the satisfactory completion of due diligence and approval by the Company and the Consenting Lenders. In addition, no party shall be bound with respect to any transaction contemplated hereunder until the execution and delivery of definitive documentation acceptable in to the Company and the Consenting Lenders after obtaining all necessary internal approvals.

This Term Sheet does not purport to summarize all of the terms, conditions, representations, warranties, and other provisions with respect to the transactions described herein, which transactions will be subject to the satisfactory negotiation and completion of definitive documents incorporating the terms set forth herein and others as may be mutually agreed. The closing of any transaction will be subject to the terms and conditions set forth in such definitive documents.

OVERVIEW

Overview	The Restructuring will be implemented through the Debtors’ commencement of chapter 11 cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and pursuit of a chapter 11 plan of reorganization in the Chapter 11 Cases (the “Plan”), by GMI and certain subsidiaries which are identified as Debtors below, which Plan shall be in form and substance reasonably satisfactory to the Requisite Consenting Lenders and provide for, among other things:

•  the acquisition (the “Acquisition”) of substantially all of the business of the Company (the “Business”) by a special purpose entity (“New Garrett”) created by the plan sponsor (the “Plan Sponsor”) for such purpose;

1	Capitalized terms used herein but not otherwise defined have the meanings given to them in the Bankruptcy Code. “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

• the sale by certain Debtors (the “Sellers”) of equity interests in certain of their subsidiary Debtors, and the assignment and assumption of certain other assets and liabilities of Sellers;

• the payment of the claims of existing secured creditors from the cash proceeds of the Acquisition (as agreed by the Requisite Consenting Lenders);

• the assumption by New Garrett of certain specified liabilities of the Company, including substantially all ordinary course trade liabilities;

•  the exclusion of certain assets and liabilities from the Acquisition, including, among others, all pre- and post-petition claims and causes of action against Honeywell International Inc. (“Honeywell”), its affiliates and their respective officers, directors, professional advisors, consultants and related persons arising out of the 2018 spin-off transaction and related matters (the “Excluded Causes of Action”);

•  the transfer to a Liquidating Trust (as defined below) of the cash proceeds of the Acquisition remaining after distributions in satisfaction of certain claims specified in the Plan on the Plan Effective Date, including, without limitation, claims arising under the Credit Agreement (including, for the avoidance of doubt, any “Secured Hedging Obligations” as defined in the Credit Agreement) and Senior Subordinated Notes (defined below) (the “Excess Proceeds”), and certain other Excluded Assets (as defined below, and together with the Excess Proceeds, the “Liquidating Trust Assets”), to be distributed following the later of the Final Order Entry Date and the Final Allocation Date (each as defined below) to stakeholders of the Company on account of certain claims and interests pursuant to the ASASCO Proceeds Waterfall (as defined below) or the U.S. Proceeds Waterfall (as defined below and, together with the ASASCO Proceeds Waterfall, the “Liquidating Trust Waterfalls”), and in accordance with the order of priority and in a manner required by the Bankruptcy Code, the Intercreditor Agreement, dated as of September 27, 2018, among GMI, Senior Subordinated Notes Issuer, Garrett LX II S.à r.l., the Borrowers, the other Grantors party thereto, the Agents, and Honeywell ASASCO 2 Inc., and applicable law; and

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•  the assignment to the Spin-Off Litigation Trust (as defined below) of the Excluded Causes of Action and certain other Excluded Assets for the benefit of stakeholders of the Company on account of claims and interests pursuant to the Plan.

In exchange for support of the Plan and other material terms set forth herein, the Company will implement a chapter 11 process in accordance with the milestone deadlines set forth in the RSA (collectively, the “Milestones”).

Debtors	The following entities will be debtors in the Chapter 11 Cases (the “Debtors”):

• GMI;

• Garrett Motion Holdings Inc. (“GMHI”);

• Garrett ASASCO Inc. (“ASASCO”);

• Garrett LX I S.à r.l. (“Senior Subordinated Notes Issuer”);

• Garrett LX III S.à r.l. (“TLB Borrower”);

• Garrett Borrowing LLC (“Co-Borrower”);

•  Garrett Motion S.à r.l. (“Swiss Borrower”, and collectively with TLB Borrower and Co-Borrower, the “Borrowers”);

•  all direct and indirect subsidiaries of GMI that are guarantors under the Credit Agreement; and

• any other direct and indirect subsidiaries of GMI as mutually agreed between the Company and the Plan Sponsor.

An organizational chart of the Company as of the date hereof is attached as Annex A.

DIP Financing	The Company will enter into a superpriority, secured debtor-in-possession financing on the terms and conditions set forth on Annex B (the “DIP Financing”) and otherwise acceptable to Requisite Consenting Lenders. The Company expects that all Consenting Lenders will have an opportunity to participate in the DIP Financing. The order approving the DIP Financing shall be in form and substance acceptable to the Requisite Consenting Lenders.

Adequate Protection	Consenting Lenders shall consent to the DIP Financing (subject to approval of terms), enter into intercreditor arrangements as may be necessary to effect the incurrence of priming liens on non-US collateral, and consent to the use of cash collateral on the terms set forth on Annex B hereto, which includes, among other things, the following forms of adequate protection (all of which shall be in form and substance satisfactory to the Requisite Consenting Lenders in their sole discretion):

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•  monthly payment of interest during the Chapter 11 Cases at the non-default contract rate, with default interest of an additional 2% under Section 2.13 of the Credit Agreement to accrue in kind on account of the Prepetition Credit Agreement Claims;

• superpriority adequate protection claims and liens; and

•  reimbursement of reasonable and documented fees and expenses of advisors to the Consenting Lenders (including Gibson, Dunn & Crutcher LLP). Among other things, the cash collateral order shall also set forth the Debtors’ stipulations as to amount of claims, validity of liens and other matters with respect to the Credit Agreement, the obligations thereunder and the liens and security interests securing such obligations and provide waivers, upon entry of a final order, of marshalling, any right to surcharge under section 506(c) of the Bankruptcy Code, and the “equities of the case” exception under 552(b) of the Bankruptcy Code.

Expense Reimbursement	The Company will agree in the RSA to reimburse the reasonable and documented fees and expenses of (i) Gibson, Dunn & Crutcher LLP as the primary legal counsel for the Consenting Lenders, (ii) a single financial advisor for the Consenting Lenders subject to a budget to be mutually agreed upon between the Company and Consenting Lenders and (iii) the reasonable and documented fees and expenses of local counsel to the extent necessary.

SALE TRANSACTION

Acquisition Agreement	The obligations of the Company and the Plan Sponsor with respect to the Acquisition will be set forth in a Share and Asset Purchase Agreement (the “SAPA”) to be executed and delivered immediately prior to the commencement of the Chapter 11 Cases. The terms of the SAPA and any amendments thereto shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders (it being understood that any amendments or modifications to the terms of the SAPA to effect or implement the Asset Sale Election (as defined in the SAPA) are acceptable to the Requisite Consenting Lenders).

Acquisition Structure	The Acquisition will include:

(a) the purchase and sale by GMHI of all of its interests in Garrett Transportation I Inc. and its direct and indirect subsidiaries (the “U.S. Acquired Subsidiaries”);

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(b)   the purchase and sale by ASASCO of all of its interests in Senior Subordinated Notes Issuer and its direct and indirect subsidiaries (the “ASASCO Acquired Subsidiaries” and, together with the U.S. Acquired Subsidiaries, the “Acquired Subsidiaries”); and

(c) the purchase and sale of certain other assets and assumption of certain other liabilities of GMI, GMHI and ASASCO, in each case as more fully set forth in the SAPA.

The purchase agreement, sale order, and all other documentation with respect to the Acquisition shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders.

The consummation of the Acquisition (“Closing”) will occur on or before the effective date of the Plan (the “Plan Effective Date”). All Acquired Subsidiaries that are Debtors (collectively, the “Reorganized Debtors”) will be acquired free and clear of all liabilities other than Assumed Liabilities (as defined below).

GMI, GMHI and ASASCO shall not be acquired or reorganized, and shall be liquidated pursuant to the Plan following Closing.

Excluded Assets	All of the assets of the Acquired Subsidiaries that are Debtors shall vest in the Reorganized Debtors at Closing, other than the Excluded Causes of Action and certain other claims, causes of action and other assets specifically identified in Annex D of the SAPA (“Excluded Assets”).

Excluded Liabilities	All liabilities of the Sellers and Acquired Subsidiaries that are Debtors shall be extinguished and discharged in the Plan, other than assumed liabilities identified in Annex E of the SAPA such as, except to the extent identified as an Excluded Liability, (a) liabilities to continuing employees, customers, suppliers and business partners, (b) tax and governmental obligations, (c) liabilities of Acquired Subsidiaries organized in countries outside of the United States that do not recognize the discharge of liabilities in Chapter 11 and (d) other specified assumed liabilities to be agreed (“Assumed Liabilities”)). It is expected that the liabilities not so assumed (“Excluded Liabilities”) shall include, at a minimum:

• the liability under the Credit Agreement;

• the liabilities under the Senior Subordinated Notes;

• liabilities under rejected executory contracts;

• liabilities to Honeywell incurred in connection with the 2018 spin-off transaction; and

• other liabilities identified by the Plan Sponsor in Annex F of the SAPA.

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Executory Contracts	All executory contracts and unexpired leases of the Debtors shall be assumed by New Garrett and/or the applicable Acquired Subsidiaries, other than contracts specifically identified by the Plan Sponsor to be rejected.

Bidding Protections and Procedures	The Company will provide customary bidding protections to the Plan Sponsor in connection with the SAPA, including a break-up fee and expense reimbursement, as more fully provided in the SAPA (the “Bidding Protections”).

The Acquisition will be subject to overbids post-petition in accordance with bidding procedures to be approved by the Bankruptcy Court (the “Bidding Procedures”), which shall be in form and substance reasonably satisfactory to the Requisite Consenting Lenders. Subject to the Bidding Protections, the Company shall have a customary “fiduciary out” and shall be free to receive and respond to proposals for an alternative transaction (an “Alternative Restructuring Proposal”) in accordance with the SAPA and Bidding Procedures. The obligations of the Consenting Lenders under the RSA shall terminate in the event that the Company terminates the SAPA in the exercise of the Company’s fiduciary duty to pursue an Alternative Restructuring Proposal.

Conditions to Closing	Closing of the Acquisition will be subject to certain customary conditions precedent set forth in the SAPA.

Intercompany Settlement	The total purchase price for the Acquisition will be $2.1 billion, subject to adjustments as provided in the SAPA. The cash proceeds of the Acquisition shall be allocated between GMHI and ASASCO pursuant to an intercompany settlement negotiated by the independent directors of ASASCO and GMHI, respectively (the “Intercompany Settlement”), which shall provide for the payment of plan distributions to the Consenting Lenders directly from the Plan Sponsor on account of the applicable Borrowers and Senior Subordinated Notes Issuer on the plan effective date unless Requisite Consenting Lenders consent to an alternative funding arrangement for such plan distributions, and approved by the Bankruptcy Court pursuant to Bankruptcy Rule 9019, or as otherwise ordered by the Bankruptcy Court. In early August, ASASCO and GMHI each established a Transaction Committee comprised of a single independent director (Neal Goldman in the case of ASASCO and Alexander Greene in the case of GMHI) to negotiate the allocation of proceeds pursuant to the Intercompany Settlement. The proceeds allocated by the Intercompany Settlement to the U.S. subsidiaries are referred to herein as the “U.S. Sale Proceeds” and the proceeds allocated to the ASASCO subsidiaries are referred to herein as the “ASASCO Sale Proceeds”.

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Liquidating Trust	On the Plan Effective Date, the Debtors’ rights, title and interest in the Liquidating Trust Assets will be transferred to a liquidating trust (the “Liquidating Trust”), which will be administered by a trustee (“Liquidating Trustee”) as set forth in the Plan and a Liquidating Trust Agreement. The Liquidating Trust will be responsible for (i) resolving disputed Claims entitled to recovery from the Liquidating Trust, (ii) following the later of the Final Order Entry Date and the Final Allocation Date, making distributions to Liquidating Trust beneficiaries pursuant to the applicable Liquidating Trust Waterfall, (iii) taking necessary actions with respect to the Liquidating Trust Assets, and (iv) administering the Liquidating Trust. The Liquidating Trust will include carve-out and wind-down reserves for the administration of the Liquidating Trust in amounts determined by the Debtors.

For the avoidance of doubt, cash distributions on account of any allowed Prepetition Credit Agreement Claims and Senior Subordinated Noteholder Claims shall be paid directly by the Plan Sponsor for the account of the applicable Borrower or Senior Subordinated Notes Issuer on the Plan Effective Date pursuant to the Plan.

“Final Order Entry Date” means the date on which the time to appeal the confirmation order entered by the Bankruptcy Court or move to reconsider such order has expired and no appeal or motion to reconsider has been timely filed, or if timely filed, such appeal or motion to reconsider has been dismissed or denied with prejudice on a final basis, unless the Plan Sponsor waives such requirement in writing.

“Final Allocation Date” means the date on which the Intercompany Settlement is approved by the Bankruptcy Court pursuant to Bankruptcy Rule 9019, or as otherwise ordered by the Bankruptcy Court, and the time to appeal the approval order entered by the Bankruptcy Court or move to reconsider such approval order has expired and no appeal or motion to reconsider has been timely filed, or if timely filed, such appeal or motion to reconsider has been dismissed or denied with prejudice on a final basis, unless the Plan Sponsor waives such requirement in writing.

TREATMENT OF CLAIMS AND INTERESTS – ASASCO DEBTORS

Holders of claims against and equity interests in ASASCO, the Borrowers, the Senior Subordinated Notes Issuer and the other Non-U.S. subsidiary Debtors (the “ASASCO Debtors”) will receive the following treatment in full and final satisfaction of such claims and interests, which shall be released and discharged under the Plan. Payment of cash claims against the ASASCO Debtors shall be paid from the ASASCO Sale Proceeds.

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DIP Financing Claims	Each holder of a “DIP Financing Claim” shall be paid in full on the Plan Effective Date.

Administrative and Priority Claims	Each holder of an allowed administrative, priority, and tax claim shall have such claim satisfied in full, in cash, or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Prepetition Credit Agreement Claims	Each holder of an allowed claim arising under the Credit Agreement (including, for the avoidance of doubt, any “Secured Hedging Obligations” as defined in the Credit Agreement) (collectively, such claims, the “Prepetition Credit Agreement Claims”) shall be impaired and shall receive on the Plan Effective Date payment of cash in an amount equal to 100% of the outstanding principal amount of such holder’s Prepetition Credit Agreement Claims plus accrued and unpaid interest to and including the Plan Effective Date at the non-default contract rate.

Senior Subordinated Noteholder Claims	Each holder of an allowed claim under the senior notes (the “Senior Subordinated Notes”; and such claims, the “Senior Subordinated Noteholder Claims”) issued under the Indenture, dated as of September 27, 2018 (the “Indenture”), among GMI, Senior Subordinated Notes Issuer, U.S. Co-Borrower, the Guarantors, Deutsche Trustee Company Limited, Deutsche Bank AG, London Branch, and Deutsche Bank Luxembourg S.A.) shall be impaired and shall receive on or promptly after the Plan Effective Date payment in cash from the Senior Subordinated Notes Issuer in an amount equal to 90% of (a) the outstanding principal amount of such Senior Subordinated Notes plus (b) accrued and unpaid interest to and including the petition date at the non-default contract rate (but, for the avoidance of doubt, not including any “make-whole”).

General Unsecured Claims against the ASASCO Debtor Subsidiaries	Other than to the extent such holder opts in to the ASASCO Convenience Class, each holder of an allowed general unsecured claim (each, a “General Unsecured Claim”) against one or more ASASCO Debtor subsidiaries, including claims against ASASCO guaranteed by one or more ASASCO Debtor subsidiaries (an “ASASCO Group GU Claim”), shall either (a) have its claim assumed by the applicable Reorganized Debtor(s) pursuant to the SAPA as an “Assumed Liability”, (b) receive such treatment so as to render such holder’s allowed General Unsecured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code, or (c) receive from the Liquidating Trust the lesser of payment in full in cash or its pro rata share of the amount available for distributions on ASASCO Group GU Claims in the ASASCO Proceeds Waterfall (as defined below).

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Plan will substantively consolidate the estates of the ASASCO Debtor subsidiaries solely for the purposes of making distributions, except as otherwise determined by the Bankruptcy Court.

General Unsecured Claims against ASASCO Only	Other than to the extent such holder opts in to the ASASCO Convenience Class, each holder of an allowed General Unsecured Claim of ASASCO that is not guaranteed by any ASASCO Debtor subsidiary (an “ASASCO GU Claim”) will either (a) have its General Unsecured Claim assumed by the applicable Reorganized Debtor pursuant to the SAPA as an “Assumed Liability”, (b) receive such treatment so as to render such holder’s allowed General Unsecured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code, or (c) receive from the Liquidating Trust the lesser of payment in full in cash and its pro rata share of the amount available for distributions on ASASCO GU Claims in the ASASCO Proceeds Waterfall.

The ASASCO GU Claims will include the obligation to make payments under the Tax Matters Agreement, dated September 12, 2018 (the “Tax Matters Agreement”), including in respect of mandatory transition tax as well as any other obligations of ASASCO incurred in connection with the 2018 spin-off transaction that are not guaranteed by the ASASCO subsidiaries.

The allowance of any ASASCO GU Claim arising under the Tax Matters Agreement, the Separation and Distribution Agreement, dated September 27, 2018 (the “Separation Agreement”), or the 2018 spin-off transaction generally will be subject to certain conditions, objections and defenses to be asserted by the Debtors.

ASASCO Indemnity Claims	The Indemnification and Reimbursement Agreement, dated September 12, 2018 (the “ASASCO Indemnity”), by and among Honeywell ASASCO Inc., Honeywell ASASCO 2 Inc., and Honeywell International Inc. and the Indemnification Guarantee Agreement, dated September 27, 2018 (the “ASASCO Indemnity Guarantee Agreement” and, together with the ASASCO Indemnity, the “ASASCO Indemnity Agreements”) will be rejected, and any resulting claim (an “ASASCO Indemnity Claim”) will be allowed at the amount, if any, stipulated by ASASCO and the applicable counterparty or as determined by the Bankruptcy Court, provided that if it is determined that the ASASCO Indemnity Agreements are not an executory contract, the allowed amount of any ASASCO Indemnity Claim shall be estimated by the Bankruptcy Court pursuant to an estimation proceeding under section 502(c) of the Bankruptcy Code. Allowance of the ASASCO Indemnity Claim will be subject to certain conditions, objections and defenses relating to the 2018 spin-off transaction as well as the enforcement of applicable deferral and subordination provisions.

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Each holder of an allowed ASASCO Indemnity Claim shall receive from the Liquidating Trust the lesser of payment in full in cash and its pro rata share of the amount available for distributions on ASASCO Indemnity Claims in the ASASCO Proceeds Waterfall.

Guarantee Claims Subject to the Intercreditor Arrangements	All guarantees by ASASCO Debtors of Prepetition Credit Agreement Claims, Senior Subordinated Noteholder Claims and ASASCO Indemnity Claims shall either (i) be contractually released by requisite lenders under Sections 9.02 and 9.14 of the Credit Agreement and the corresponding provisions of the Indenture and the ASASCO Indemnity Agreements on the Plan Effective Date in connection with the consummation of the Acquisition, or (ii) otherwise released and discharged pursuant to confirmation of the Plan. All claims in connection with such guarantees shall be disallowed and discharged pursuant to the Plan and receive no recovery.

Guarantee claims not subject to these intercreditor arrangements shall be treated as Excluded Liabilities against the applicable ASASCO Debtor in accordance with the other applicable provisions of the Plan.

ASASCO Convenience Class Claims	The ASASCO Convenience Class shall consist of each ASASCO Group GU Claim or ASASCO GU Claim that is either (a) allowed in an amount that is equal to or less than $250,000, or (b) allowed in an amount that is greater than $250,000, but with respect to which the holder of such allowed Claim voluntarily and irrevocably reduces the aggregate amount of such allowed claim to $250,000 pursuant to an ASASCO Convenience Class Claim election (each, an “ASASCO Convenience Class Claim”),

If the ASASCO Convenience Class votes to accept the Plan, each holder of an ASASCO Convenience Class Claim shall receive cash promptly on the Plan Effective Date in an amount equal to 90% of the allowed amount of such ASASCO Convenience Class Claim.

If the ASASCO Convenience Class does not vote to accept the Plan, each holder of an ASASCO Convenience Class Claim shall be entitled to its pro rata share of amounts available for distribution to ASASCO Convenience Class Claims in accordance with the ASASCO Proceeds Waterfall.

ASASCO Proceeds Waterfall	The portion of the Liquidating Trust attributable to ASASCO Sale Proceeds, and any proceeds from the Excluded Causes of Action, shall be applied as follows (the “ASASCO Proceeds Waterfall”):

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• first, to fund the Spin-Off Litigation Trust (defined below) to pursue the Excluded Causes of Action in an amount determined by the Debtors but not to exceed $25 million;

•  second, to pay on a pro rata basis (a) any allowed ASASCO Group GU Claims and ASASCO Convenience Class Claims, (b) any allowed ASASCO Indemnity Claims and (c) the allowed Senior Subordinated Noteholder Claims, provided that, as between the Senior Subordinated Noteholder Claims and the ASASCO Indemnity Claims, all recoveries otherwise allocable to ASASCO Indemnity Claims shall be paid over to the Senior Subordinated Noteholder Claims pursuant to the applicable intercreditor arrangements until such time as the Senior Subordinated Noteholder Claims have been paid in full in cash;

• third, to payment of ASASCO GU Claims (i.e., claims with recourse to ASASCO only and not any operating subsidiary); and

• fourth, to be contributed to the U.S. Proceeds Waterfall to make distributions on claims and interests of the U.S. Debtors (as defined below).

For the avoidance of doubt, cash distributions on account of any allowed Prepetition Credit Agreement Claims and Senior Subordinated Noteholder Claims shall be paid directly by the Plan Sponsor for the account of the applicable Borrower or Senior Subordinated Notes Issuer on the Plan Effective Date pursuant to the Plan.

TREATMENT OF CLAIMS AND INTERESTS – U.S. DEBTORS

Holders of claims against and equity interests in GMI, GMHI and the U.S. subsidiary Debtors (the “U.S. Debtors”) will receive the following treatment in full and final satisfaction of such claims and interests, which shall be released and discharged under the Plan. Payment of cash claims against the U.S. Debtors shall be paid from the U.S. Sale Proceeds.

DIP Financing Claims	Each holder of a DIP Financing Claim shall be paid in full on the Plan Effective Date.

Administrative and Priority Claims	Each holder of an allowed administrative, priority, and tax claim shall have such claim satisfied in full, in cash, or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Prepetition Credit Agreement Claims	Each holder of an allowed Prepetition Credit Agreement Claim shall receive on the Plan Effective Date payment of cash in an amount equal to 100% of the outstanding principal amount of such holder’s Prepetition Credit Agreement Claims plus accrued and unpaid interest to and including the Plan Effective Date at the non-default contract rate.

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General Unsecured Claims	Each holder of an allowed General Unsecured Claim of the U.S. Debtors shall either (a) have its General Unsecured Claim assumed by the applicable Reorganized Debtor pursuant to the SAPA as an “Assumed Liability”, (b) receive such treatment so as to render such holder’s allowed General Unsecured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code or (c) receive from the Liquidating Trust the lesser of payment in full in cash or its pro rata share of the amount available for distributions on General Unsecured Claims of the U.S. Debtors in U.S. Proceeds Waterfall.

In its utilization of a single claims pool to address Excluded Liabilities of the U.S. Debtors, the Plan will substantively consolidate the estates of the U.S. Debtors for the purposes of making distributions, except as otherwise determined by the Bankruptcy Court.

Guarantee Claims	All guarantees by U.S. Debtors of Prepetition Credit Agreement Claims shall either (i) be contractually released by requisite lenders under Sections 9.02 and 9.14 of the Credit Agreement and the corresponding provisions of the Indenture on the Plan Effective Date in connection with the consummation of the Acquisition, or (ii) otherwise released and discharged pursuant to confirmation of the Plan. All claims in connection with such guarantees shall be disallowed and discharged in connection with the Plan and receive no recovery.

Guarantee claims not subject to these intercreditor arrangements shall be treated as Excluded Liabilities against the applicable U.S. Debtor in accordance with the other applicable provisions of the Plan.

Prepetition Common Stock	Holders of common stock of GMI will be entitled to receive their pro rata share of all proceeds of the estate remaining after payment of creditors pursuant to the U.S. Proceeds Waterfall.

U.S. Proceeds Waterfall	The portion of the Liquidating Trust attributable to U.S. Sale Proceeds and any distributions to GMHI from the ASASCO Proceeds Waterfall shall be applied as follows (the “U.S. Proceeds Waterfall”):

• first, to pay on a pro rata basis allowed General Unsecured Claims of the U.S. Debtors; and

• second, to make distributions to stockholders of GMI.

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OTHER TERMS OF THE PLAN

Intercompany Claims	Claims among the Acquired Subsidiaries will be adjusted, continued, settled, reinstated, discharged or eliminated by the Debtors in the ordinary course of business in consultation with the Plan Sponsor prior to the Plan Effective Date and will be assumed pursuant to the Acquisition. Claims among the Sellers or GMI and between the Sellers or GMI, on the one hand, and Reorganized Debtors, on the other hand, will be settled or otherwise eliminated at or before Closing in connection with the Plan.

Spin-Off Litigation Trust	A litigation trust (the “Spin-Off Litigation Trust”) will be formed by the Plan to pursue the Excluded Causes of Action. On the Plan Effective Date, the Debtors’ rights, title and interest in the Excluded Causes of Action will vest in the Spin-Off Litigation Trust and will be administered by a trustee (“Spin-Off Litigation Trustee”) as set forth in the Plan. The Spin-Off Litigation Trust will initially be funded with $25 million with the option to seek further financing as the Spin-Off Litigation Trustee believes is necessary in its reasonable judgment.

Transaction Costs and Expenses	All costs and expenses payable by the Company in connection with the Acquisition (other than taxes arising from the sale of equity interests in Garrett Transportation I Inc. and Garrett LX I S.à r.l., which will be borne by GMHI and ASASCO, respectively) will be allocated among the Debtors pursuant to the Intercompany Settlement. Payment of such transaction costs and expenses incurred through Closing will be paid or reserved for from the proceeds of the Acquisition in a manner consistent with the Liquidating Trust Waterfalls.

Tax Matters	Notwithstanding anything herein to the contrary, tax issues and matters of tax structure related to the Restructuring will be mutually determined by the Company and the Plan Sponsor.

Conditions Precedent to the Plan Effective Date	The occurrence of the Plan Effective Date will be subject to the satisfaction of certain conditions precedent customary in transactions of the type described herein, including, without limitation, the following:

• The conditions precedent to the Acquisition will have been satisfied or waived by the Plan Sponsor and the Sellers, as applicable;

•  All definitive documentation for the Restructuring will, where applicable, have been executed and remain in full force and effect, which definitive documentation will be in form and substance acceptable or reasonably acceptable, as applicable, to the Company and the Requisite Consenting Lenders in accordance with the RSA;

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• The subsidiary guarantees under the Credit Agreement, the Senior Subordinated Notes and the ASASCO Indemnity Agreements will have been released as contemplated by the Plan;

• The Bankruptcy Court will have entered the confirmation order;

• All releases set forth in the Plan will have been approved by the Bankruptcy Court;

• The Company will have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan;

•  No governmental entity or federal or state court of competent jurisdiction will, have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Plan or any of the other transactions contemplated by the RSA and no governmental entity will have instituted any action or proceeding (which remains pending at what would otherwise be the closing date) seeking to enjoin, restrain or otherwise prohibit consummation of the transactions contemplated by the RSA or the Plan; and

• All reasonable and documented fees of approved advisors to the Consenting Lenders will have been paid in full as provided in the RSA (including the fees of Gibson, Dunn & Crutcher).

Customary rights for the Company, the Plan Sponsor or the Consenting Lenders to waive certain of the foregoing conditions precedent shall be set forth in the Plan

Releases and Exculpation	The Plan will include customary mutual releases (including third party releases) and exculpation provisions, in each case, to the fullest extent permitted by law, in favor of the Company, the Plan Sponsor, the Consenting Lenders, the agents, and each of their respective current and former directors, officers, shareholders, employees, partners, managers, members, advisors, legal counsel, agents, and other representatives

Other Customary Plan Provisions	The Plan will provide for other standard and customary provisions, including in respect of the cancellation of existing claims and interests, a channeling injunction with respect to claims discharged by the Plan, the vesting of assets and the compromise and settlement of claims, which provisions, in each case shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders.

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Post-Effectiveness Matters	The Plan will provide that the Bankruptcy Court will retain jurisdiction until all distributions contemplated by the Plan have been made, including without limitation jurisdiction to resolve any dispute concerning the Intercompany Settlement, the resolution of disputed claims and the activities and winding up of the Liquidating Trust and the Spin-Off Litigation Trust.

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Annex A

Organizational Chart

Org Chart

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Debtor
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99.96666667%
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99.99998124%
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Annex B

DIP Financing and Adequate Protection Term Sheet

Annex B

$250,000,000 Senior Secured Super-Priority Debtor-In-Possession Term Loan Facility

SUMMARY OF TERMS AND CONDITIONS

This summary of terms and conditions (the “Term Sheet”) outlines certain terms of the proposed DIP Term Loan Facility referred to below. This Term Sheet was prepared for discussion purposes only and does not constitute a commitment to provide any financing to the Borrower. The terms and conditions of this proposed Term Sheet, including the amounts, interest rates, amortization, premiums and fees, may be modified or supplemented by Citigroup Global Markets Inc. (the “Lead Arranger”) and the Borrower at any time and from time to time during the course of discussions as a result of changed market conditions or otherwise. This proposed Term Sheet is not exhaustive as to all of the terms and conditions which would govern the transactions described herein.

Borrower:	Garrett Motion Inc., a Delaware corporation (“Holdings” or the “Borrower”), as a debtor and debtor in possession under title 11 of the United States Code (the “Bankruptcy Code”).

Guarantors:	The obligations of the Borrower shall be unconditionally guaranteed, on a joint and several basis, by each entity which guarantees (or is required to guarantee) the obligations of the Borrower and the other Debtors (as defined below) arising under the Pre-Petition Credit Agreement (as defined below) (the foregoing, each, a “Guarantor” and, collectively, the “Guarantors”). The guarantee of each Guarantor domiciled outside the United States shall be subject to agreed guaranty and security principles substantially consistent with those applicable under the Pre-Petition Credit Agreement (as defined below) and reasonably satisfactory to the Required Lenders (as defined below) (the “Guaranty and Security Principles”).

Case:	The bankruptcy cases (the “Chapter 11 Cases”) of the Borrower and its direct and indirect affiliates and subsidiaries that are required to be Guarantors under the DIP Term Loan Facility (the “Debtors”) to be filed under title 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on or around September 13, 2020 (the date of filing of such petitions, the “Petition Date”).

Agent:	Citibank, N.A. (“Citibank”) shall act as administrative agent and collateral agent for the DIP Term Loan Facility (in such capacity, the “Agent”) on behalf of the Lenders (as defined below).

Lead Arranger:	Citigroup Global Markets Inc. or any of its affiliates.

Lenders:	A syndicate of lenders (including the Ad Hoc Group and each other Pre-Petition Lender that has become a party to the RSA (as defined below), who will be offered the opportunity to participate in the DIP Term Loan Facility on a pro rata basis in accordance with their loans under the Pre-Petition Credit Agreement) arranged by the Lead Arranger and subject to the consent of the Borrower (not to be unreasonably withheld) for the DIP Term Loan Facility (such syndicate of lenders, each a “Lender” and, collectively, the “Lenders”). All rights and obligations of the Lenders under the DIP Term Loan Facility shall be several, and not joint and several.

Prepetition Credit Agreement	That certain Credit Agreement, dated as of September 27, 2018, among Holdings, the intermediate holdcos party thereto, the borrowers party thereto, the lenders party thereto (the “Pre-Petition Lenders”), the issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (together with any successor agent, the “Pre-Petition Agent”), as amended by the First Amendment to the Credit Agreement, dated as of June 12, 2020 (as so amended and as may be further amended, the “Pre- Petition Credit Agreement”).

DIP Term Loan Facility:	A non-amortizing senior secured super-priority debtor-in-possession term loan facility (the “DIP Term Loan Facility”) with a maximum principal availability of $250 million (the “Total Aggregate Commitment” and the loans thereunder, the “Loans”) to be funded in two borrowings as follows: (a) $100,000,000 made not later than three business days following the entry of the Interim DIP Order (as defined below) (the “Initial Borrowing”), and (b) $150,000,000 (the “Second Borrowing”) made not later than one business day following the entry of the Final DIP Order (as defined below), in each case, subject to the terms and conditions described herein and in the Credit Documentation referred to below and in accordance with the Budget (as defined below).

Maturity Date:	The DIP Term Loan Facility will mature on the earliest of (such earliest date, the “Maturity Date”):

(a)   March 31, 2021 (the “Scheduled Maturity Date”); provided, however, that upon the Borrower’s written request received by the Agent and the Required Lenders not later than 10 business days prior to the original Scheduled Maturity Date such Scheduled Maturity Date can be extended by two months subject to (i) the payment of an extension fee to the Lenders equal to 1.00% of the principal amount of the Loans outstanding at the time of such extension, (ii) no default or Event of Default (as defined below) existing at the time of such extension and (iii) accuracy of the representations and warranties in all material respects at the time of such extension and after giving effect thereto.

(b)   40 days after entry by the Bankruptcy Court of the Interim DIP Order (as defined below) approving the DIP Term Loan Facility (the “Interim DIP Period”), if the Final DIP Order (as defined below) has not been entered by the Bankruptcy Court prior to the expiration of such 40-day period;

(c) the effective date of a plan of reorganization or liquidation in the Chapter 11 Cases (the “Plan Effective Date”);

(d) the appointment of a trustee or receiver in one or more of the Chapter 11 Cases;

(e) the first business day after which the Interim Order expires by its terms or is terminated, unless the Final DIP Order has been entered and become effective prior thereto;

(f)   conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code or the Borrower or any Guarantor having filed a motion or other pleading seeking the conversion of the Chapter 11 Cases to Chapter 7 of the Bankruptcy Code unless otherwise consented to in writing by the Required Lenders;

(g) the consummation of a sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code or otherwise;

(h) the date of the filing or express written support by any Debtor of a plan of reorganization that is not an Acceptable Plan (as defined below); and

(i) the date of termination of the Lenders’ commitments and the acceleration of any outstanding Loans, in each case, under the DIP Term Loan Facility in accordance with the terms of the credit agreement (the “DIP Credit Agreement”) and the other definitive documentation with respect to the DIP Term Loan Facility (collectively with the DIP Credit Agreement and the related guarantee and security documents, the “Credit Documentation”).

Closing Date:	The date on which the conditions precedent under the heading “Conditions Precedent to the Initial Borrowing” below shall have been met or waived and the Initial Borrowing shall have occurred (the “Closing Date”).

Purpose:	The proceeds of the DIP Term Loan Facility shall be used by the Borrower on or after the Closing Date to (a) pay certain costs, premiums, fees and expenses related to the Chapter 11 Cases, (b) with respect to the Initial Borrowing, make payments pursuant to any interim or final order entered by the Bankruptcy Court pursuant to any “first day” motions permitting the payment by the Debtors of any prepetition amounts then due and owing (the “First Day Orders”); provided, that the form and substance of such First Day Orders shall be reasonably acceptable to the Required Lenders, (c) make Adequate Protection Payments (as defined below), and (d) fund working capital needs of the Debtors and their subsidiaries to the extent permitted by the Budget as in effect from time to time; provided, further, that, in each case (i) such payments shall be made in accordance with the Budget as in effect from time to time and (ii) no proceeds of the DIP Term Loan Facility will be utilized, directly or indirectly, to prepay, redeem or otherwise discharge any prepetition indebtedness of Holdings or any of its subsidiaries or affiliates except as permitted by clause (b) above.

Notwithstanding the foregoing, no portion or proceeds of the DIP Term Loan Facility, the Carve-Out (as defined below) or the Collateral (as defined below) or the Pre-Petition Collateral (as defined below) may be used in connection with the investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Pre-Petition Agent or the Pre-Petition Lenders other than up to $50,000 in connection with the investigation by the Committee (as defined below), within sixty (60) calendar days following the selection of counsel to the Committee, of claims, causes of action, adversary proceedings or other litigation against the Pre-Petition Agent or the Pre-Petition Lenders solely concerning the validity, enforceability, perfection, priority or extent of the liens on the Pre-Petition Collateral.

Documentation Principles:	The Credit Documentation for the DIP Term Loan Facility shall, except as otherwise set forth herein, initially be based upon the definitive documentation for the Pre-Petition Credit Agreement, with such modifications as may be agreed to reflect the terms set forth in this Term Sheet, the operational requirements of the Agent, other terms customary for a debtor-in-possession facility of this type (including, without limitation, the wholesale elimination of the concept of Unrestricted Subsidiaries), and other terms to be mutually agreed by the Lead Arranger, the Required Lenders and the Borrower, which Credit Documentation shall be consistent with this Term Sheet and otherwise acceptable to the Required Lenders (the “Documentation Principles”).

Interest Rate:	Loans under the DIP Term Loan Facility will bear interest at a rate, at Borrower’s option, equal to (x) prior to March 31, 2021, the Base Rate (as defined below) plus 3.50% per annum or LIBOR (subject to a 1.00% LIBOR floor) plus 4.50% per annum and (y) following March 31, 2021 if the Scheduled Maturity Date has been extended at such time, the Base Rate plus 4.50% per annum or LIBOR (subject to a 1.00% LIBOR floor) plus 5.50% per annum, in each case, compounded monthly and payable every 30 days in arrears. All interest shall be calculated using a 360-day year and actual days elapsed.

“Base Rate” means the highest of (i) the Agent’s prime rate, (ii) the federal funds effective rate from time to time (but not less than zero) plus 0.50% and (iii) the LIBOR for an interest period of one month (giving effect to the LIBOR floor) plus 1.00%.

At any time when an Event of Default under the DIP Term Loan Facility has occurred and is continuing, all outstanding amounts under the DIP Term Loan Facility shall bear interest, to the fullest extent permitted by law, at the applicable interest rate plus 2.00% per annum and shall be payable on demand (the “Default Rate”).

Fees:	Original Issue Discount: The Loans shall be made after deduction of original issue discount in the amount of 2.00% of the commitments on the Closing Date.

Financing Fee: Each Lender shall receive a financing fee in the amount of 1.00% of its commitments on the Closing Date, payable in full in cash on the Closing Date, provided, for the avoidance of doubt, that such financing fee may be net funded out of the Initial Borrowing (if any) to account therefor.

The Agent shall receive an annual administrative agency fee in the amount and as set forth in the Fee Letter. In addition, all fees of the Agent, as fronting and seasoning bank, charged in connection with any “fronting” and “seasoning” of the DIP Term Loan Facility shall be paid by the Borrower.

Adequate Protection:	As adequate protection for any diminution in the value of the interests of the Pre-Petition Lenders in the collateral securing the Pre-Petition Credit Agreement (the “Pre-Petition Collateral”), the Pre-Petition Lenders will receive, subject to the Carve-Out (as defined below), the following as adequate protection:

(a)   the payment of the reasonable and documented out-of-pocket fees and expenses of (x) Gibson Dunn & Crutcher as legal counsel to the Ad Hoc Group and one local counsel in each applicable material jurisdiction, (y) PJT Partners as financial advisor to the Ad Hoc Group (the counsel and advisors in the foregoing clauses (x) and (y), the “Ad Hoc Group Advisors”) and (z) the Pre-Petition Agent (which shall include the reasonable and documented out-of-pocket fees and expenses of one primary legal counsel and one local counsel in each applicable material jurisdiction);

(b)   subject to local law limitations, validly binding, enforceable, unavoidable and perfected additional and replacement liens on and security interests in the Debtors’ Pre-Petition Collateral and the Collateral (as defined below) junior only to the liens granted to the Lenders under the DIP Term Loan Facility and existing valid, perfected, unavoidable and superior liens in such Collateral held by other creditors;

(c)   an allowed superpriority administrative expense claim as contemplated by section 507(b) of the Bankruptcy Code solely for any diminution in collateral value, which claim shall have priority over all priority claims (other than the claims of the Lenders under the DIP Term Loan Facility) and unsecured claims against the Debtors and their estates, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kinds specified in or ordered pursuant to sections 105, 326, 328, 330, 331, 503(a), 506(c), 507(a), 507(b), 546(c), 726(b), and 1114 of the Bankruptcy Code or otherwise; and

(d)   post-petition monthly interest payments, payable on the last business day of each month, in an amount equal to the non-default interest rate payable under the Pre-Petition Credit Agreement (including, for the avoidance of doubt, payment of all prepetition accrued and unpaid interest under the Pre-Petition Credit Agreement), with default interest of an additional 2% under Section 2.13 of the Pre-Petition Credit Agreement to accrue in kind (collectively, “Adequate Protection Payments”).

Necessary Consent to Priming on Foreign Collateral:	The Borrower agrees that it will offer to any Lender who signs the RSA and the amendment to the Pre-Petition Credit Facility contemplated thereby prior to the hearing on Final DIP Order and agrees pursuant thereto and the other documents contemplated thereby to consent to the incurrence of the Loans and the entry of the DIP Orders a consent fee equal to 0.25% of the principal amount of such Lender’s loans (without duplication of any loans previously held by any other Lender at the time such Lender executed a counterpart to the RSA) outstanding under the Pre- Petition Credit Agreement as of the date such Lender executes a counterpart to the RSA.

Optional Prepayments and Commitment Reductions:	The Borrower may, upon at least one business day’s notice, prepay in full or in part, subject to prepayment premium set forth under the heading “Prepayment Premium” below and subject to breakage costs, if applicable, the Loans; provided, that each such partial prepayment shall be in a minimum amount to be agreed. Once repaid, Loans may not be re-borrowed.

Mandatory Prepayments:	Mandatory prepayments of the Loans customary for similar debtor-in-possession financings shall be required, including, in an amount equal to (a) 100% of insurance and condemnation proceeds, (b) 100% of net cash proceeds from the issuance or incurrence of post-petition indebtedness not permitted by the DIP Credit Agreement and (c) 100% of the net cash proceeds of any asset sales (other than dispositions in the ordinary course of business, dispositions specifically approved by the Required Lenders in advance, dispositions provided for in the Budget and other customary exceptions to be agreed) (without any reinvestment rights but with a dollar threshold in an amount to be agreed and subject to customary exceptions with terms to be agreed related to repatriation of proceeds, tax consequences and similar matters); provided, that if the Required Lenders so consent (such consent not to be unreasonably withheld), asset sale proceeds received pursuant to this section may be utilized by the Debtors in accordance with the Budget.

All voluntary prepayments and mandatory prepayments (within three business days of receipt thereof) shall be applied as follows: first, to pay accrued and unpaid fees and expenses of the Agent in its capacity as such and fees and expenses of the Ad Hoc Group Advisors, second, to pay accrued and unpaid interest on, and other expenses in respect of, the obligations under the DIP Term Loan Facility, to the extent then due and payable; and third, to repay any principal amounts or other obligations which have been advanced and are outstanding under the DIP Term Loan Facility.

Prepayment Premium:	In the event that prior to the Scheduled Maturity Date (including, for the avoidance of doubt, as may be extended as provided hereby) the Borrower (i) prepays (except as a result of the consummation of the restructuring transaction contemplated by the RSA (as defined below), a 363 sale or another restructuring transaction, in each case, approved by the Required Lenders (provided that, so long as all obligations under the Pre-Petition Credit Agreement and the DIP Credit Agreement are repaid in full in cash under the terms of such transaction, such approval shall not be unreasonably withheld) and the Bankruptcy Court), refinances, substitutes or replaces any Loans (including any prepayment under clause (b) of section “Mandatory Prepayment” hereof but not including prepayments under clauses (a) or (c)), or (ii) effects any amendment or other modification of the Credit Documentation, in the case of this clause (ii) resulting in a Repricing Transaction, the Borrower shall pay to the Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the aggregate principal amount of the Loans so prepaid, refinanced, substituted or replaced and (y) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of the applicable Loans subject to such Repricing Transaction and outstanding immediately prior to such amendment or modification. Such amounts shall be due and payable, in the case of clause (i), on the date of the effectiveness of such prepayment, refinancing, substitution or replacement and in the case of clause (ii), the date of the effectiveness of such Repricing Transaction.

“Repricing Transaction” means (i) the prepayment, repayment, refinancing, substitution or replacement of all or any portion of the Loans with the proceeds of, or any conversion of the Loans into, any new or replacement loans or other indebtedness bearing interest at an all-in yield less than the all-in yield applicable to the Loans (as such comparative rates are determined by the Agent) and (ii) any amendment or other modification to the DIP Term Loan Facility that, directly or indirectly, reduces the all-in yield applicable to the Loans, including any assignment in connection therewith in accordance with the “yank-a-bank” provisions.

Security:	Subject to the Guaranty and Security Principles, all amounts owing by the Borrower under the DIP Term Loan Facility and by the Guarantors in respect thereof will be secured by a valid and perfected security interest in, with the priority described below under the heading “Priority,” and lien on substantially all of the

Borrower’s and the Guarantors’ tangible and intangible assets, including, without limitation, any collateral granted in respect of the Pre-Petition Credit Agreement and including, without limitation, the following, but in each case subject to certain customary exclusions to be agreed (collectively, the “Collateral”): accounts receivable, equipment, inventory, contracts, fee owned real estate, real property leaseholds, investment property, insurance proceeds, deposit accounts, monies, equity interests of subsidiaries of each Debtor and the products and proceeds thereof and, upon entry of the Final DIP Order, any proceeds of avoidance actions available to the Debtors’ bankruptcy estates pursuant to the Bankruptcy Code.

Notwithstanding the foregoing, other than as provided in the Interim DIP Order or the Final DIP Order, (i) no perfection steps shall be required to be taken in any jurisdiction other than the United States (or any state thereof), Luxembourg, Switzerland, Japan, Mexico, Romania and Slovakia and (ii) guarantees, collateral and perfection in jurisdictions outside the United States shall be subject to Guaranty and Security Principles.

Priority:	Subject to the Carve-Out, all amounts owing by the Borrower under the DIP Term Loan Facility and by the Guarantors in respect thereof shall at all times:

(a) pursuant to section 364(c)(1) of the Bankruptcy Code, be entitled to joint and several superpriority administrative expense claims status in the Chapter 11 Cases;

(b) pursuant to section 364(c)(2) of the Bankruptcy Code, be secured by a valid, enforceable, unavoidable and perfected first priority lien on all Collateral that is not subject to valid, perfected, enforceable and non-avoidable liens as of the Petition Date, including upon entry of the Final DIP Order, any proceeds of avoidance actions available to the Debtors’ bankruptcy estates pursuant to the Bankruptcy Code;

(c) pursuant to section 364(c)(3) of the Bankruptcy Code, be secured by a valid, enforceable, unavoidable and perfected junior security interest and lien on all Collateral that is subject to valid, perfected, enforceable and non-avoidable liens as of the Petition Date in favor of third parties that were in existence immediately prior to the Petition Date, or to valid and non-avoidable liens in favor of third parties that were in existence immediately prior to the Petition Date that were perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code, subject as to priority to such liens in favor of such third parties; and

(d) pursuant to section 364(d) of the Bankruptcy Code, be secured by a perfected first priority and priming lien on the Pre-Petition Collateral.

Such liens shall be senior to all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code.

All liens authorized and granted pursuant to the Interim DIP Order or the Final DIP Order, as applicable, in each case, entered by the Bankruptcy Court approving the DIP Term Loan Facility (the “DIP Liens”) shall be deemed valid, effective, unavoidable and perfected as of the Petition Date, and no further filing, notice or act will be required to effect such perfection. The Lenders, or the Agent on behalf of the Lenders, shall be permitted, but not required, to make any filings, deliver any notices or take any other acts as may be desirable under state law or other law in order to reflect the perfection and priority of the Lenders’ claims described herein.

In furtherance of the foregoing, the DIP Term Loan Facility will be subject to intercreditor arrangements described in the DIP Orders which are reasonably satisfactory to the Agent (acting at the direction of the Required Lenders), which, among other things, will provide for the consensual priming of the liens granted to the Pre- Petition Agent with respect to the Pre-Petition Collateral.

Carve-Out:	The “Carve-Out” means the sum of:

(a) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code;

(b)   to the extent allowed by the Bankruptcy Court, (i) as of the date of delivery of the Carve-Out Notice (as defined below), all accrued and unpaid fees and expenses incurred by persons or firms retained by the Debtors pursuant to sections 327, 328 or 363 of the Bankruptcy Code (the “Debtor Professionals”) and by the statutory unsecured creditors’ committee (if any) appointed in the Chapter 11 Cases pursuant to section 1103 of the Bankruptcy Code (the “Committee”) and (ii) after the delivery of a Carve- Out Notice, all unpaid fees and expenses incurred by Debtor Professionals and the Committee in an aggregate amount not to exceed $5,000,000; and

(c) all reasonable and documented fees and expenses incurred by a trustee under section 726(b) of the Bankruptcy Code not to exceed $50,000.

For purposes of the foregoing, “Carve-Out Notice” shall mean a written notice delivered by the Agent (at the direction of the Required Lenders) to the Debtors and their counsel, the Office of the United States Trustee, and counsel to the Committee, which notice may be delivered following the occurrence and during the continuance of an Event of Default.

Any funding of the Carve-Out shall be entitled to the protections granted under the Interim DIP Order, the Final DIP Order, the Credit Documentation, the Bankruptcy Code and applicable law. Up to $50,000 of the Carve-Out will be available to the Committee, within sixty (60) calendar days following the appointment of the Committee, to investigate claims and liens of the Pre-Petition Term Lenders, but no part of the Carve-Out shall include fees, costs or expenses incurred by any party related in any way to the challenge of any claim or lien of, or obligation to, the Pre-Petition Term Lenders or any attempts to prevent, hinder or otherwise delay any enforcement or realization upon any Collateral; provided, that any amounts incurred in excess of such $50,000 cap shall not be payable, including as an administrative expense claim, in the Chapter 11 Cases.

Conditions Precedent to Initial Borrowing:	The Credit Documentation will contain customary conditions precedent to the availability of the Initial Borrowing under the DIP Term Loan Facility and other conditions as may be reasonably agreed between the Agent (acting at the direction of the Required Lenders) and the Borrower to be appropriate to the specific transaction, and in any event, including, without limitation:

(a) The preparation, authorization and execution of the Credit Documentation with respect to the DIP Term Loan Facility, in form and substance satisfactory to the Agent and the Required Lenders.

(b)   No later than five business days after the Petition Date, the Bankruptcy Court shall have entered an interim order (the “Interim DIP Order”), in form and substance satisfactory to the Required Lenders, authorizing and approving the DIP Term Loan Facility and the transactions contemplated hereby, including Adequate Protection Payments, and the Interim DIP Order shall not have been stayed, revoked or modified.

(c)   All premiums, fees and documented out of pocket fees and expenses (including reasonable and documented fees and expenses of the Ad Hoc Group Advisors) required to be paid to the Lenders on or before the Closing Date shall have been paid.

(d)   The delivery of a 13-week cash flow projection and initial DIP budget in form and substance reasonably acceptable to the Required Lenders which shall set forth, on a weekly basis, among other things, customer collections and other receipts, operating and other disbursements, professional fees, net cash flows, liquidity and restructuring related amounts and otherwise contain such details and assumptions as shall be reasonably satisfactory to the Required Lenders (the “Initial Budget”), which Initial Budget shall be deemed a Budget for all purposes hereunder.

(e) The Debtors shall have delivered projections covering the tenor of the DIP Term Loan Facility in form and substance reasonably satisfactory to the Required Lenders.

(f)   Subject to a post-closing period to be agreed upon, the Agent shall have received endorsements naming the Agent on behalf of the Lenders as additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Debtors forming part of the Collateral.

(g)   The Lenders shall have a valid, enforceable, unavoidable and perfected lien on and security interest in the Collateral with the priority described herein (subject in the case of any actions and documentation outside of the United States to post-closing periods and mechanics to be agreed). Subject to the immediately preceding parenthetical, all filings, recordations and searches necessary or desirable in connection with such liens and security interests shall have been duly made; and all filing and recording fees and taxes shall have been duly paid.

(h)   Since December 31, 2019, there shall not exist any action, suit, investigation, litigation or proceeding pending (other than the Chapter 11 Cases) or threatened in any court or before any arbitrator or governmental authority that, in the reasonable opinion of the Agent (acting at the direction of the Required Lenders), affects any of the transactions contemplated hereby in any material respect, or that has or would be reasonably likely to have a material adverse effect on the businesses, assets, operations or condition (financial or otherwise) of the Debtors and their respective direct and indirect subsidiaries (taken as a whole) or any of the transactions contemplated hereby.

(i) No default or Event of Default shall exist under the Credit Documentation or the Interim DIP Order.

(j) The representations and warranties of the Borrower and each Guarantor under the Credit Documentation shall be true and correct in all material respects as of the Closing Date and after giving effect to any funding on such date.

(k)   The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act and the requirements of 31 C.F.R § 1010.230 (the “Beneficial Ownership Regulation”).

(l) Retention of restructuring advisors reasonably acceptable to the Required Lenders (it being understood and agreed that Perella Weinberg Partners are acceptable to the Required Lenders).

(m) The aggregate outstanding principal amount of revolving loans under the Pre-Petition Credit Agreement shall not exceed the amount outstanding as of September 2, 2020.

(n)   The Debtors and Pre-Petition Lenders holding no less than 50.1% of the outstanding principal amount of loans and/or revolver exposure outstanding under the Pre-Petition Credit Agreement (such Pre-Petition Lenders represented by the Ad Hoc Group Advisors and party to the RSA, collectively, the “Ad Hoc Group”) shall have entered into a restructuring support agreement (the “RSA”) on terms satisfactory to the Required Lenders and the RSA shall be in full force and effect and no default by the Borrower or any Guarantor under the RSA and no Lender Termination Event or Company Termination Event as defined in the RSA shall have occurred and be continuing; and

(o)   Pre-Petition Lenders holding not less than 50.1% of the outstanding principal amount of loans and/or revolver exposure under the Pre-Petition Credit Agreement shall have consented to the DIP Term Loan Facility including the priming liens contemplated hereby.

Conditions Precedent to Each Borrowing:	On the Closing Date and the funding date of the Second Borrowing, if any, the following conditions precedent shall have been satisfied:

(a) No default or Event of Default shall exist under the Credit Documentation or the Interim DIP Order.

(b)   The representations and warranties of the Borrower and each Guarantor under the Credit Documentation shall be true and correct in all material respects as of such date after giving effect to any such funding.

(c) The making of such Loan shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

(d)   With respect to the Second Borrowing, an order authorizing and approving on a final basis the DIP Term Loan Facility and the transactions contemplated hereby, including the adequate protection arrangements set forth in clauses (a) through (d) under the heading “Adequate Protection” above (the “Final DIP Order” and, together with the Interim DIP Order, the “DIP Orders”) shall have been entered by the Bankruptcy Court and the Final DIP Order shall be satisfactory to the Required Lenders.

(e) The Agent shall have received a properly completed borrowing notice subject to the advance notice requirements of the DIP Credit Agreement.

(f)   The DIP Orders (and in the case of the First Borrowing only, the Initial Order only) shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed in any manner adverse to the Lenders without the consent of the Required Lenders.

(g)   The Borrower and the Guarantors shall be in compliance with the Budget in all respects and the proceeds of the Loans shall be used as set forth in the Budget (in each case, subject to the Permitted Variance).

(h) The RSA shall be in full force and effect and no material default by the Borrower or any Guarantor shall have occurred and be continuing.

(i) The Borrower shall be in compliance in all respects with the Milestones.

Representations and Warranties:	The Credit Documentation will contain representations and warranties consistent with the Documentation Principles with such changes thereto as may be reasonably agreed between the Required Lenders and the Borrower as appropriate to reflect terms which are usual and customary for debtor in possession financings of this size, type and purpose (in certain cases, subject to limited exceptions, qualifications and carve outs).

Financial Reporting Requirements:	The Borrower shall provide to the Lenders:

(a)   monthly unaudited summary consolidated financial statements of the Borrower and its subsidiaries, including balance sheet, income statement and cash flow statement within 30 days of the end of each fiscal month, certified by the Borrower’s chief financial officer;

(b) quarterly unaudited consolidated financial statements of the Borrower and its subsidiaries within 45 days of the end of each fiscal quarter, certified by the Borrower’s chief financial officer;

(c)   to the extent the Scheduled Maturity Date is extended as set forth under the heading “Maturity Date” above, annual audited consolidated financial statements of the Borrower and its subsidiaries within 90 days of the end of each fiscal year, accompanied by an unqualified opinion (except with respect to any “going concern” qualification, exception or matter of emphasis) of a nationally-recognized independent accounting firm; and

(d)   promptly after they become available, copies of all material periodic and other reports, proxy statements and other materials filed by the Borrower or any of such subsidiaries with the Securities and Exchange Commission or any national securities exchange or distributed to shareholders.

Other Reporting Requirements:	The Credit Documentation will be consistent with the Documentation Principles and will contain additional financial reporting requirements that are customary for similar debtor-in-possession financings as may be reasonably agreed between the Required Lenders and the Borrower.

The Credit Documentation will contain additional requirements that Debtors’ counsel provide copies of all material pleadings and/or filings in the Chapter 11 Cases to be made by the Debtors to the Agent and its counsel, and to the Lenders and the Ad Hoc Group Advisors, in each case not later than three calendar days in advance of filing unless otherwise reasonably agreed to by the Agent (acting at the direction of the Required Lenders). The Debtors shall also provide copies of any monthly reporting provided to the Bankruptcy Court or the U.S. Trustee.

Budget and Variances:	Beginning on the third Thursday following the Petition Date and on each four week anniversary thereof, the Debtors shall deliver to the Agent and the Lenders an updated 13-week cash flow projection and a proposed updated budget substantially in the form of the Initial Budget or in such other form as the Required Lenders may agree in their reasonable discretion (the “Proposed Budget”). To the extent such Proposed Budget is approved by the Required Lenders in their reasonable discretion, such Proposed Budget shall thereafter be the “Budget” for such period contained therein and for all purposes hereunder. No such Proposed Budget shall become a Budget until so approved; provided that the Required Lenders shall be deemed to have approved such Proposed Budget if they have not objected thereto within five (5) business days after delivery thereof. In the event that any Proposed Budget is not so approved, the last approved Budget without giving effect to any update, modification or supplement shall apply to the projection period.

The Debtors shall not pay any operating disbursements (excluding professional fees and expenses, adequate protection payments, debt service costs and settlement and other costs associated with hedging and derivative instruments) other than those set forth in the Budget, subject to permitted variances as provided herein. The actual amount of operating disbursements (excluding professional fees and expenses, adequate protection payments, debt service costs and settlement and other costs associated with hedging and derivative instruments) during a Budget Period (as defined below) may not exceed the projected expenditures (on a cumulative basis) in the Budget for such Budget Period by more than 17.5% (the “Budget Variance”); provided, that any negative disbursement variance to the Budget from the immediately preceding Budget Period may be applied to the current Budget Period’s disbursements for the purpose of determining compliance for such Budget Period, as applicable. The Budget Variances shall be tested weekly on a rolling-four week and a cumulative basis since the Petition Date. “Budget Period” shall mean each four week period following the Petition Date commencing with the first four weeks ended after the Petition Date.

The Debtors shall deliver to the Agent and the Lenders by 12:00 p.m., Eastern time, on Thursday of each week, rolling 13-week cash flows, together with a reconciliation for the prior 4 week cumulative period of actual operating disbursements (excluding professional fees and expenses, adequate protection payments, debt service costs and settlement and other costs associated with hedging and derivative instruments) to the amounts set forth in the Budget for such period in form reasonably satisfactory to the Required Lenders.

Financial Covenants:	None.

Affirmative Covenants:	The Credit Documentation will be consistent with the Documentation Principles and will contain additional affirmative covenants that are customary for similar debtor-in-possession financings as may be reasonably agreed between the Required Lenders and the Borrower and shall, in any event, include (i) the delivery of all material pleadings, motions and other material documents filed with the Bankruptcy Court on behalf of the Debtors in the Chapter 11 Cases to the Agent and its counsel and the Required Lenders and the Ad Hoc Group Advisors at least three calendar days prior to filing unless otherwise reasonably agreed to by the Required Lenders; any pleadings or motions and orders related to the DIP Term Loan Facility or use of proceeds of the DIP Term Loan Facility must be acceptable to the Required Lenders, (ii) compliance with Budget covenants consistent with the section titled “Budget and Variances,” (iii) bi-monthly update calls with the Lenders (unless a default or an Event of Default has occurred and is continuing, in which case such calls shall be weekly, or more frequently if requested by the Required Lenders), with such telephone conferences being split into a public-siders and non-public-siders portion, and weekly update calls with the Ad Hoc Group Advisors and (iv) commercially reasonable efforts to obtain a rating (but not any specific rating) from both S&P and Moody’s by no later than 15 calendar days after the entry of the Interim DIP Order (or such later date as may be reasonably agreed by the Required Lenders).

Negative Covenants:	The Credit Documentation will be substantially consistent with the Documentation Principles and will contain additional negative covenants that are customary for similar debtor-in-possession financings as may be reasonably agreed between the Required Lenders and the Borrower.

Events of Default:	The Credit Documentation will be consistent with the Documentation Principles and will contain additional events of default that are customary for similar debtor-in-possession financings as may be reasonably agreed between the Required Lenders and the Borrower (collectively, the “Events of Default”) and shall, in any event, include (with materiality qualifications, thresholds and cure periods to be agreed):

(i) failure to make any payment when due under the Credit Documentation;

(ii) noncompliance with certain affirmative covenants to be agreed (including, without limitation, the Milestones and the Budget Variance) or with negative covenants;

(iii)    failure to observe or perform any covenant, condition or agreement contained in any loan document (other than those which constitute a separate event of default), for more than 30 days following the earlier of knowledge of the Borrower or notice from the Agent or the Required Lenders;

(iv) breaches in any material respect of representations and warranties, in either case, under the Credit Documentation;

(v) cross-payment default and cross-acceleration to any prepetition indebtedness above a threshold to be agreed that is not stayed by the automatic stay in the Chapter 11 Cases;

(vi) failure to satisfy or stay execution of judgments above a threshold to be agreed;

(vii) the occurrence of certain ERISA events above a threshold to be agreed;

(viii) impairment of the Credit Documentation or the security interests described in “Security” above;

(ix) change of ownership or control other than as a part of an Acceptable Plan;

(x) dismissal of the Chapter 11 Cases or conversion of the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code;

(xi)  bringing of a motion or taking of any action to obtain additional financing under Section 364(c) or Section 364(d) of the Bankruptcy Code not otherwise permitted pursuant to the Credit Documentation;

(xii) a trustee or receiver shall have been appointed in one or more of the Chapter 11 Cases;

(xiii) appointment of a responsible officer or examiner with enlarged powers relating to the operation of the business of any Debtor;

(xiv)  granting of relief from any stay of proceeding (including the automatic stay) so as to allow a third party to proceed against any material asset of the Debtors, except as the Required Lenders may reasonably approve;

(xv)    entry of an order granting any superpriority claim which is senior to or pari passu with the Lenders’ claims under the DIP Term Loan Facility without the prior consent of the Required Lenders (other than as described under the heading “Priority” above);

(xvi)  entry of an order confirming (or the filing or support in the Bankruptcy Court by the Debtors of any motion or pleading requesting confirmation of or otherwise in support of, or the taking by the Debtors of any corporate action to approve) a plan of reorganization with respect to any Debtor other than an Acceptable Plan (where “Acceptable Plan” shall mean (i) the Plan contemplated by the RSA, (ii) a substantially similar chapter 11 plan acquisition of substantially all of the assets of the Debtors that provides equal or more favorable plan treatment of the Pre-Petition Lenders, or (iii) another chapter 11 plan of reorganization that pays the Pre-Petition Lenders in cash in full on the Plan Effective Date; provided that no chapter 11 plan shall be an Acceptable Plan unless it is expected to be consummated prior to the Maturity Date and is not in any other manner adverse to the Pre-Petition Lenders (in their capacities as such) when compared to the Plan contemplated by the RSA), or filing of any plan by the Debtors or support in the Bankruptcy Court of any plan that is not an Acceptable Plan;

(xvii)  entry of an order staying, reversing, vacating or otherwise modifying, without the prior written consent of the Required Lenders, the DIP Term Loan Facility, the Interim DIP Order or the Final DIP Order, and such order is not stayed or reversed within two business days after entry thereof;

(xviii)   payment of, or granting adequate protection with respect to, prepetition debt (other than as contemplated by the Credit Documentation (including the DIP Orders)), unless otherwise agreed by the Required Lenders;

(xix)  cessation of liens or superpriority claims granted with respect to the Collateral securing the Debtors’ obligations in respect of the DIP Term Loan Facility to be valid, perfected and enforceable in all respects with the priority described herein;

(xx) the occurrence of any Lender Termination Event, as defined in the RSA, or the termination of the RSA in accordance with its terms, other than in connection with the filing of an Acceptable Plan;

(xxi) (A) the allowance of any claim or claims under section 506(c) of the Bankruptcy Code against or with respect to any of the Pre-Petition Collateral or the Collateral;

(B) any order charging any of the Pre-Petition Collateral or the Collateral under section 506(c) of the Bankruptcy Code or limiting the extension under section 552(b) of the Bankruptcy Code of the liens of the Pre-Petition Lenders on the Pre-Petition Collateral to any proceeds, products, offspring, or profits of the Pre-Petition Collateral acquired by the Borrower or any Guarantors after the Petition Date; or (C) entry of the Final DIP Order without a waiver, in form and substance satisfactory to the Required Lenders, of (i) the right to surcharge the Pre-Petition Collateral or the Collateral under section 506(c) of the Bankruptcy Code and (ii) any ability to limit the extension under section 552(b) of the Bankruptcy Code of the liens of the Pre-Petition Lenders on the Pre-Petition Collateral to any proceeds, products, offspring, or profits of the Pre-Petition Collateral acquired by the Borrower or any Guarantors after the Petition Date;

(xxii)  the failure of the Borrower or any Guarantor to perform any of its obligations under the DIP Orders, the cash management order, or any other order of the Bankruptcy Court approving the transactions under the Credit Documentation in any material respect; and

(xxiii)   any Debtor shall be enjoined from conducting any material portion of its business, any disruption of the material business operations of the Debtors shall occur, or any material damage to or loss of material assets of any Debtor shall occur.

Remedies:	Upon the occurrence and during the continuance of an Event of Default,

(a)   subject to the Interim DIP Order or the Final DIP Order, as applicable, the Agent with the consent of the Required Lenders may, and upon the request of the Required Lenders shall, immediately take any or all of the following actions: (i) deliver a notice of an Event of Default; (ii) charge the Default Rate of interest on the Loans and other outstanding obligations; (iii) terminate all commitments under the DIP Term Loan Facility; (iv) declare the principal of and accrued interest, premiums, fees and expenses constituting the obligations under the DIP Term Loan Facility to be immediately due and payable; and (v) subject to paragraph (b) below, exercise all other rights and remedies set forth in the Credit Documentation, the DIP Orders and as otherwise available at law; and

(b)   upon five (5) days’ written notice from the Agent (at the direction of the Required Lenders pursuant to and in accordance with the Credit Documentation), the automatic stay of section 362 of the Bankruptcy Code shall be terminated without further order, application, motion of the Bankruptcy Court, without the need for filing any motion for relief from the automatic stay or any other pleading, for the purpose of permitting the Agent (at the direction of the Required Lenders) to do any of the following: (i) exercise remedies against the Collateral, (ii) enforce all of the guaranty rights and (iii) exercise all rights and remedies set forth in the Credit Documentation, the DIP Orders and as otherwise available at law.

Section 362 relief from the stay in favor of the Lenders shall be embodied in the DIP Orders and any other order approving the DIP Term Loan Facility and the use of cash collateral. At any hearing addressing the exercise of remedies by the Agent or the Lenders under the Credit Documentation, the only objection that may be raised by the Debtors or the Committee shall be whether an Event of Default has in fact occurred and is continuing, and the Debtors and the Committee shall waive their right to seek any relief, whether under section 105 of the Bankruptcy Code or otherwise, that would in any way impair, limit, restrict or delay the rights and remedies of the Agent under the Credit Documentation.

Following the filing or support in the Bankruptcy Court by the Debtors of any motion or pleading, or the taking by the Debtors of any corporate action to approve, a plan of reorganization other than an Acceptable Plan, and upon seven (7) days’ prior written notice from the Pre-Petition Agent (at the direction of required lenders under the Pre-Petition Credit Agreement), the automatic stay under section 362 shall automatically terminate for the limited purpose of permitting Pre-Petition Lenders to exercise rights and remedies against or pertaining to cash collateral.

Waivers:	The DIP Orders shall include the following waivers, subject to entry of the Final DIP Order:

1. Waiver of the equitable doctrine of “marshaling” with respect to the Collateral and the Pre-Petition Collateral;

2. Waiver of the “equities of the case” exception to section 552(b) of the Bankruptcy Code; and

3. Waiver of the ability to surcharge the Collateral and the Pre- Petition Collateral, including under section 506(c) of the Bankruptcy Code.

Credit Bid Rights:	The Lenders and the Pre-Petition Lenders shall have the right to credit bid (either directly or through one or more acquisition vehicles) the full amount of their claims in connection with any sale of the Debtors’ assets (in whole or in part), including without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any chapter 11 plan subject to confirmation under section 1129(b)(2)(A)(ii)-(iii) of the Bankruptcy Code.

Milestones:	To be agreed, but shall include the following:

Motion for approval of bidding protections: (T+2)

Entry of order approving bidding protections: (T+35)

Motion for approval of disclosure statement: (T+35)

Filing plan of reorganization: (T+35)

Entry of order approving disclosure statement: (T+90)

Entry of order approving sale and confirming the Acceptable Plan: (T+150)

Plan Effective Date: (T+210)

Indemnification and Expenses:	Customary for similar debtor-in-possession financing.

Assignments; Participations:	Customary for similar debtor-in-possession financing, it being understood and agreed that following the entry of the Final Order and the final funding of the Loans the Borrower shall have no consent right over assignments or participations other than to disqualified institutions.

Amendments:	The vote of Lenders, as of any date of determination, holding greater than 50% of the outstanding Loans and commitments under the DIP Term Loan Facility (the “Required Lenders”) shall be required to amend, waive or modify any terms or conditions of the DIP Term Loan Facility subject to certain amendments, waivers or modifications (including without limitation any modification of the definition of Acceptable Plan) which shall require the vote of all affected Lenders or all Lenders. Notwithstanding the foregoing, for purposes of determining whether the Required Lenders have consented (or not consented) to any amendment, modification, waiver, consent or other action, any Loans held by an Interested Lender (as defined below) shall be deemed to have been voted in the same proportion of the other Loans except with respect to any amendment, modification, waiver, consent or other action (i) requiring the consent of all affected Lenders or all Lenders, (ii) with respect to any Interested Lender, that alters such Interested Lender’s pro rata share of any payments given to all Lenders, or (iii) that affects an Interested Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any other Lender. “Interested Lender” means (x) Honeywell International, Inc. and (y) KPS Capital Partners LP (“KPS”) and each other person that has expressed at any time since January 1, 2020 (whether prior to, on or after the date of the DIP Credit Agreement), or expresses in the future, in writing an interest in acquiring all of the Borrower’s equity interests or all or substantially all of the assets of the Borrower and its subsidiaries, in each case of (x) and/or (y), together with their respective affiliates, subsidiaries, partners and insiders; provided, however, that any party deemed an Interested

Lender under subsection (y) shall no longer be deemed an Interested Lender from and after approval by the Bankruptcy Court of a sale order approving any sale of the Debtors if such party is not designated as either the Successful Bidder or Alternate Bidder (each, as defined in the Bid Procedures Order).

Yield Protection	The DIP Credit Agreement will contain yield protection provisions customarily found in the loan agreements for similar debtor in possession financings.

Governing Law and Submission to Jurisdiction:	State of New York (other than as contemplated by the Credit Documentation with respect to non-U.S. collateral). Exclusive jurisdiction of the Bankruptcy Court, including with respect to the exercise of the remedies by the Lenders and preservation of the value of the Collateral.

Counsel to the Agent and Citibank in its capacity as a Lender:	Weil, Gotshal & Manges LLP.

EXHIBIT D

FORM OF JOINDER AGREEMENT FOR CONSENTING LENDERS

This Joinder Agreement to the Restructuring Support Agreement, dated as of [●] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Company and Consenting Lenders is executed and delivered by [●] (the “Joining Party”) as of [•]. Each capitalized term used herein, but not otherwise defined, shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions thereof). The Joining Party shall hereafter be deemed to be a “Consenting Lender” and a “Party” for all purposes under the Agreement and with respect to any and all Claims held by such Joining Party.

2. Representations and Warranties. With respect to the aggregate principal amount of Loans set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Lenders set forth in Section 7 of the Agreement to each other Party to the Agreement.

3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions which would require the application of the law of any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

CONSENTING LENDER

By:

Name:
Title:

Principal Amount of Revolving Exposure:	€

Principal Amount of Tranche A Term Loans:	€

Principal Amount of Tranche B Term Loans (EUR):	€

Principal Amount of Tranche B Term Loans (USD):	$

Notice Address:

[●]

Attention: [●]

Email: [●]

Acknowledged:

[●]

By:

Name:
Title:

(Signature Page to Joinder)

EXHIBIT B

COMPANY PARTIES

1.	BRH LLC
2.	Calvari Limited
3.	Friction Materials LLC
4.	Garrett ASASCO Inc.
5.	Garrett Borrowing LLC
6.	Garrett Holding Company Sàrl
7.	Garrett LX I S.à r.l.
8.	Garrett LX II S.à r.l.
9.	Garrett LX III S.à r.l.
10.	Garrett Motion Australia Pty Limited
11.	Garrett Motion Automotive Research Mexico S. de R.L. de C.V.
12.	Garrett Motion Holdings Inc.
13.	Garrett Motion Holdings II Inc.
14.	Garrett Motion Inc.
15.	Garrett Motion International Services S.R.L.
16.	Garrett Motion Ireland A Limited
17.	Garrett Motion Ireland B Limited
18.	Garrett Motion Ireland C Limited
19.	Garrett Motion Ireland Limited
20.	Garrett Motion Italia S.r.l.
21.	Garrett Motion Japan Inc.
22.	Garrett Motion LLC
23.	Garrett Motion México, Sociedad Anónima de Capital Variable
24.	Garrett Motion Romania S.R.L.
25.	Garrett Motion Sàrl
26.	Garrett Motion Slovakia s.r.o.
27.	Garrett Motion Switzerland Holdings Sàrl
28.	Garrett Motion UK A Limited
29.	Garrett Motion UK B Limited
30.	Garrett Motion UK C Limited
31.	Garrett Motion UK D Limited
32.	Garrett Motion UK Limited
33.	Garrett Transportation I Inc.
34.	Garrett Transportation Systems Ltd
35.	Garrett Transportation Systems UK II Ltd
36.	Garrett TS Ltd
37.	Garrett Turbo Ltd